Notare Dr. Zagst · Bauer · Kuhn
Sophienstr. 13 · 70178 Stuttgart
Tel. 0711/6 45 55-0 · Fax 0711/6 45 55-99

Urkundenrolle Nr. 2506 /2011 Z
ws/105552

Stuttgart

Done at 30th day of September 2011

Before me, the

representative of Notary Dr. Gerhard Zagst,
Württ. Notariatsassessorin Anja Kuhn,
with official residence in 70178 Stuttgart,
Sophienstraße 13,

appears today

1. Mr. Jens Kammerer,
born in 1977 04th day of April,
address: Konnenbergstraße 67,
73614 Schorndorf,
-who identified himself through his identity card-,
-who is in the following

    a) acting on his own behalf and
    b) acting on behalf and in the name of

    KWICK!COMMUNITY Beteiligungs-GmbH,
    Residence: Weinstadt,
    a corporation under the laws of Federal Republic of Germany,
    with its principal place of business at 71384 Weinstadt,
    Werkstraße 24,

    as its general manager,-

2. Mr. Benjamin Roth,
born in 1980, 07th day of May,
address: Sodener Straße 34,
70372 Stuttgart,
-who identified himself through his identity card-,

3. Mr. Andre Scholz,
born in 1977, 14th day of July,
address: Heinrich-Längerer-Straße 10,
71229 Leonberg,
- who identified himself through his identity card-,
-who is in the following not acting on his own behalf but on behalf and in the name of

KIWIBOX.COM.INC.,
with its principal place of business at
330 West 38th Street, Suite 1602,
New York, NY 10018,

as its duly appointed, qualified and acting President and Chief Executive Officer-.

There is no doubt about the contractual capability of the persons appearing.

If there is following the representative of Notary wrote as "Notary", this means always the representative.

I do certify that upon inspection of the electronic Commercial Register (Local Court of Stuttgart) on the 29th day of September 2011

a) under HRB 722388:
Mr. Jens Kammerer is authorized to represent the KWICK!COMMUNITY Beteiligungs GmbH, Residence: Weinstadt, alone, exempted from sec. 181 BGB (German Civil Code);
b) under HRA 721118:
KWICK!COMMUNITY GmbH & Co. KG, Residence: Weinstadt is a corporation under the laws of Federal Republic of Germany and that KWICK!COMMUNITY GmbH & Co. KG, Residence: Weinstadt is authorized to represent KWICK!COMMUNITY Beteiligungs GmbH, Residence: Weinstadt, alone.

Requesting a notarial recording, the persons appearing declares the following:

LIMITED PARTNER'S INTEREST AND SHARE PURCHASE AGREEMENT

AMONG

JENS KAMMERER AND BENJAMIN ROTH

AS SELLERS OF THEIR LIMITED PARTNER'SINTERESTS AND SHARES

IN

KWICK! COMMUNITY GMBH & CO. KG, A PRIVATE GERMAN LIMITED PARTNERSHIP ("KG"), AND ITS GENERAL PARTNER, KWICK! COMMUNITY BETEILIGUNGS GMBH ("GMBH")

AND

KIWIBOX.COM, INC.

AS PURCHASER

LIMITED PARTNER'S INTEREST AND SHAREPURCHASE AGREEMENT

THIS **LIMITED PARTNER'S INTEREST AND SHARE** PURCHASE AGREEMENT (this "Agreement") dated as of 30th day of September 2011, **BENJAMIN ROTH** ("Roth", with Kammerer and Roth sometimes collectively referred to as the "Seller" or the "Sellers"), citizens of the Federal Republic of Germany and the limited partners of KWICK! Community GmbH & Co. KG, a private German limited partnership ("KG"), and shareholders of its general partner, KWICK! Community Beteiligungs GmbH ("GmbH", with KG and GmbH sometimes collectively referred to as "KG") and **KIWIBOX.COM, INC.**, a Delaware corporation ("Kiwibox" or the "Purchaser"): each of the foregoing are sometimes referred to as a "Party" and collectively, as the "Parties".

WITNESSETH:

WHEREAS, the Sellers are the sole limited partners (*Kommanditisten*) of KWICK! Community GmbH & Co. KG, with its head office at Werkstrasse 24 · 71384 Weinstadt, Germany, registered with the commercial register (*Handelsregister*) of the local court (*Amtsgericht*) Stuttgart under HRA 721118; Kammerer holds 55% of the limited partner's interests (11.000,- €) and Roth holds 45% of the limited partner's interests(9.000,- €).

WHEREAS, the Partnership's sole General Partner (*Komplementär*) is KWICK! Community Beteiligungs GmbH, with its head office at Werkstrasse 24 · 71384 Weinstadt, Germany, registered with the commercial register (*Handelsregister*) of the local court (*Amtsgericht*) Stuttgart under HRB 722388; the General Partner has a registered share capital of EUR 25.000,00 (Euros twenty five thousand). The Sellers hold all the shares in the General Partner; Kammerer holds 55% of the company's shares (13.750,- €) and Roth holds 45% of the company's shares (11.250,- €).

WHEREAS, KG owns and operates the general interest social network community KWICK! and website http://www.kwick.de, generating revenues through banner advertising and promotions (the "Business");

WHEREAS, Purchaser desires to acquire all of the limited partner's interests of KG and all of the company's shares of GmbH owned by the Sellers, and the Sellers desire to sell all of their limited partner's interests of KG and all of the company's shares of GmbH to the Purchaser (the "Ownership Purchase");

WHEREAS, Purchaser has conducted a due diligence investigation of both KG and GmbH during an exclusive five month period (January - May 2011) and thus Purchaser had the opportunity to review all kinds of documents concerning KG and GmbH, such as Contracts with Employes and/or third persons or entities, List of Employes, Financial Statements, Accounts Receivable, Tax Obligations, extracts from the commercial register regarding KG an GmbH, copies of the partnership agreement of KG and of the articles of association of GmbH, etc. (the "Due Diligence"). - All amendments to the partnership agreement and the articles of association adopted since then have been transmitted by the Sellers to Kiwibox and are subject to Section 4.3 of this agreement.

WHEREAS, the Parties desire to set forth in this Agreement all of the terms and provisions that shall govern the limited partner's interest and share Purchase.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

Purchase of the limited partner's interests and of the company's shares; Payment Terms

1.1 Sale and Purchase of the limited partner's interests and of the company's shares. Kammerer and Roth shall sell to Kiwibox all of their respective limited partner's interests of KG and company's shares of GmbH (the "Ownership Interests") for an aggregate purchase price of 7,100,000 Euros (Euros seven million one hundred thousand) (the "Purchase Price"). Kiwibox shall pay the Purchase Price, due and payable in three installments and one additional Escrow Payment in freely available funds free of charges, taxes or fees as follows:

(a) 2,500,000 Euros (Euros two million five hundred thousand) shall be payable to the Seller on 30th day of September 2011, the "Closing Date", (the "First Payment") by wire transfer to the escrow account of their Legal Counsel Bertram ZACHARIAS-LANGHANS, as follows: **As a condition of signing this Agreement receipt of the First Payment must be completed and confirmed by the Legal Counsel Bertram ZACHARIAS-LANGHANS on or before** 30th day of September 2011, 10:00 a.m Central European Summer Time (CEST); The First Payment must be transferred to the following bank account:

Account Holder:	Bertram Zacharias-Langhans
Amount:	2,500,000 Euros (two million five hundred thousand Euros)
Account Number.	**480430801**
Bank Code:	100 700 24
IBAN:	**DE08100700240480430801**
BIC:	**DEUTDEDBBER**

(b) 2,300,000 Euros (Euros two million three hundred thousand) shall be payable and shall be transferred by the Purchaser to the Seller on or before 5th day of January 2012 (the "Second Payment"), by wire transfer to the following bank accounts of Kammerer and Roth in such proportionate amounts as follows:

Account Holder:	Jens Kammerer
Amount:	1,265,000 Euros (one million two hundred sixty five thousand Euros)
Account Number:	5286434
Bank Code:	602 500 10
IBAN:	**DE07602500100005286434**
BIC:	**SOLADES1WBN**

Account Holder:	Benjamin Roth
Amount:	1,035,000 Euros (one million thirty five thousand Euros)
Account Number:	7836046475
Bank Code:	600 501 01
IBAN:	**DE07600501017836046475**
BIC:	**SOLADEST**

(c) 1,600,000 Euros (Euros one million six hundred thousand) shall be payable and shall be transferred by the Purchaser to the Seller on or before 31st day of March 2012 (the "Third Payment"), by wire transfer to the bank accounts of Kammerer and Roth, identified in Section 1.1(b) above, in such proportionate amounts as follows:

Account Holder:	Jens Kammerer
Amount:	880,000 Euros (eight hundred eighty thousand Euros)

Account Holder:	Benjamin Roth
Amount:	720,000 Euros (seven hundred twenty thousand Euros)

(d) 700,000 Euros (Euros seven hundred thousand) (the "Escrow Payment") shall be payable and shall be transferred by the Purchaser to the escrow account of the Attorney for the Seller, Bertram Zacharias-Langhans, LL.M., identified in Section 1.1(a) above, (the "Escrow Agent"), on or before 31st day of March 2012, to be held in escrow and released as authorized in Section 1.1(e), below.

(e) The Escrow Payment of 700,000 Euros (Euros seven hundred thousand) shall be held by the Escrow Agent in the bank account for the period indicated and released and distributed in accordance with the following terms and provisions:

A. If the "**Net Profit**"– as defined in Section **D.** below – generated by KG

(i) **both** in the 12-month period beginning July 1st, 2011 and ending June 30, 2012 (the "12-month period 2011/2012") **and** in the 12-month period beginning July 1, 2012 and ending June 30, 2013 (the "12-month period 2012/2013") - each 12-month period considered separately – OR

(ii) in the 24-month period beginning July 1st, 2011 and ending June 30, 2013 (the "24-month period 2011 - 2013") - the "12-month period 2011/2012" and the "12-month period 2012/2013" being considered over the entire period of 24 months -

is higher, equal or less than ten percent (10 %) lower than in the 12-month period beginning July 1st, 2010 and ending June 30, 2011 (the "12-month period 2010/2011") the Escrow Agent shall release the entire Escrow Payment from the Escrow Account and shall pay the full amount of Euros 700,000 (seven hundred thousand Euros) by wire transfer to the bank accounts of Kammerer and Roth, identified in Section 1.1(b) above, in such proportionate amounts as follows:

Account Holder: Jens Kammerer
Amount: 385,000 Euros (three hundred eighty five thousand Euros)

Account Holder: Benjamin Roth
Amount: 315,000 Euros (three hundred fifteen thousand Euros)

B. If the "**Net Profit**"– as defined in Section **D**. below – generated by KG **both** in the "12-month period 2011/2012" **and** in the "12-month period 2012/2013" - each 12-month period considered separately - is ten percent (10 %) or more than 10 % lower than in the "12-month period 2010/2011" the Escrow Agent shall release the entire Escrow Payment from the Escrow Account and shall pay the full amount of Euros 700,000 (seven hundred thousand Euros) by wire transfer to the following bank account of Purchaser:

Account Holder: Kiwibox Inc.
Amount: 700,000 Euros (seven hundred thousand Euros)
Bank Name: HSBC BANK USA, N.A.
Account Number: 007928521
ABA Number: 021001088
Swift Code: MRMDUS33

C. If the "**Net Profit**"– as defined in Section **D**. below – generated by KG is ten percent (10 %) or more than 10 % lower than in the "12-month period 2010/2011" in only one of the "12-month period 2011/2012" **or** in the "12-month period 2012/2013" - each 12-month period considered separately – the Escrow Agent shall release the entire Escrow Payment from the Escrow Account and shall pay an amount of each Euros 350,000 (three hundred fifty thousand Euros) by wire transfer to the bank account of Purchaser, identified in Section 1.1(e)B. above,

Account Holder: Kiwibox Inc.
Amount: 350,000 Euros (three hundred fifty thousand)

and to the bank accounts of Kammerer and Roth, identified in Section 1.1(b) above, in such proportionate amounts as follows:

Account Holder: Jens Kammerer
Amount: 192,500 Euros (one hundred ninety two thousand - 500)

Account Holder: Benjamin Roth
Amount: 157,500 Euros (one hundred fifty seven thousand - 500)

D. The Parties agree that "**Net Profit**" means Earnings before interest and taxes (EBIT) pursuant the German Commercial Code (Handelsgesetzbuch - HGB) with the following modifications:

(i) Revenues of KG shall not take into account any direct and/or indirect income paid to KG from Kiwibox.com, Inc.

(ii) Expenses of KG shall not take into account any direct and/or indirect costs/expenses of KG

- paid to Kiwibox, affiliated companies, shareholders, etc.,
- paid to third parties due to an order of Kiwibox as Shareholder of KG,
- in relation to Kammerer and/or Roth as salaries,
- in relation to the company cars of Kammerer and Roth,
- in relation to the calculation of the „Net Profits" pursuant this Section 1.1(e), especially in relation to additional costs/expenses for Interim Financial Statements or external Auditors or Financial Accountants,
- in relation to additional costs/expenses due to additional accounting pursuant U.S. GAAP or change of accounting standards to U.S. GAAP

E. The "Net Profit" generated by KG in the "12-month period 2010/2011", the "12-month period 2011/2012" and in the "12-month period 2012/2013" pursuant Section 1.1(e) D. above shall be calculated by the independent permanent German tax accountant (*Steuerberater*) retained by KG, on the basis of the regular business assessments (*Betriebswirtschaftliche Auswertungen*) of KG of the respective 12-month periods.

Upon written request of Purchaser, the respective "Net Profits" shall be calculated on the basis of additional Interim Financial Statements of KG (*Zwischenbilanzen*) established by the independent permanent German tax accountant (*Steuerberater*) retained by KG. Such written request of Purchaser must be sent to Seller and Escrow Agent in adequate Time. Any and all additional cost and expenses to this extent are borne solely by Purchaser.

The German Tax Accountant shall send the respective calculations in writing to the Seller, Purchaser and Escrow Agent, including the work papers showing the basis for the accountant's determination in the following terms and delays:

The Calculation of the Net Profit" generated by KG in the "12-month period 2010/2011" must be delivered to the Seller, Purchaser and Escrow Agent no later than October 15, 2011.

The Calculation of the Net Profit" generated by KG in the "12-month period 2011/2012" must be delivered to the Seller, Purchaser and Escrow Agent no later than August 15, 2012.

The Calculation of the Net Profit" generated by KG in the "12-month period 2012/2013" must be delivered to the Seller, Purchaser and Escrow Agent no later than August 15, 2013.

Any Objections of a Party to the Accountant's Calculation must be made in writing and must be sent to the other Party and to the German tax accountant, within a delay of ten (10) business days after receipt thereof indicating the reason of objection. If no Party sends a written objection notice to the other Party and to the German tax accountant within this delay, the Accountant's Calculation of the respective "Net Profit" shall be determinative and final.

In the event the Parties send and receive a Notice of Rejection pursuant to this Section, the Parties shall utilize their best efforts and cooperate to select a third party accountant (the "Third Party Accountant") within thirty (30) days after receipt of any Notice of Rejection who shall, within ten (10) business days of his or her appointment and receipt of all necessary documents, shall render his or her calculation of the Net Profits of KG for the applicable 12-month period and such Third Party Accountant's calculation of such Net Profits shall be binding upon the Parties. The Parties shall be jointly responsible for the costs, fees and expenses of the financial accountant of KG and for the Third Party Accountant.

F. Credit or debit balances on Capital accounts (*Kapitalkonten*), or on interest holder loan accounts (*Gesellschafterdarlehenskonten*) are not encompassed by the sale.

1.2.1 Late Payment Penalties. In the event that either the Second Payment and / or the Third Payment and / or the Escrow Payment are not paid by the Purchaser on their respective due dates in conformity to the conditions defined in Section 1.1 above, the Purchaser shall pay to the Seller a late fee of 500 Euros (Euros five hundred) for each day following the due date such Payment has not been made.

1.2.2 Withdrawal. In the event that either the Second Payment and / or the Third Payment and / or the Escrow Payment are not paid to the Seller on or before the forty-second (42nd) day following their due dates in conformity to the conditions defined in Article 1 (1.1) hereinabove, the Seller may withdraw (*zurücktreten*) from this Agreement upon ten (10) days' written notice to the Purchaser (*Rücktrittserklärung*). In the event of a withdrawal (*Rücktritt*) none of the Parties shall have any obligation or incur any liability towards the other Party provided, however, that Section 1.3.1 (*Termination Fee*) and section 1.3.2 (*Consequences of Withdrawal*) shall survive and remain in full force and effect, and the Parties herewith waive all such claims they may have against each other in connection with such withdrawal, except such claims based on Sections 1.3.1 and 1.3.2.

1.3.1 Termination Fee. In the event that the Seller exercises the right to withdraw from this Agreement pursuant to Section 1.2.2 above, the Purchaser shall pay a termination penalty of 1,000,000 Euros (Euros one million) to the Seller, due and payable at the date of receipt of such written notice of Sellers' withdrawal.

1.3.2 Consequences of Withdrawal. The Parties agree, that in the event of a withdrawal pursuant to Section 1.2.2 above, the German Notary is duly authorized by the Parties to immediately reassign and retransfer to the Sellers the Ownership Interests in KG and GmbH and the German Notary shall register the Sellers as the owner of the Ownership Interests with the appropriate German authorities, free and clear of all liens, charges or encumbrances of any nature whatsoever, in legal and proper form, accompanied by all necessary documents as may be required under German Law to retransfer ownership of the Ownership Interests back to the sellers. In the event of a withdrawal pursuant to Section 1.2.2 the Purchaser shall pay to the Seller, any and all expenses and fees to retransfer and register the Ownership Interests in KG and GmbH back to the Seller. The recording notary is hereby instructed to file the necessary application with the commercial register upon receipt of a copy of the Sellers confirmation that a withdrawal pursuant to Section 1.2.2 above has been declared. In addition and as a condition to the retransfer of the Ownership Interests, the Seller shall return to the Purchaser any and all payments made to the Seller pursuant to Section 1.1, less the Termination Fee set forth in Section 1.3.1.

1.4 Financial Statements. The Seller shall deliver to the Purchaser the following documents at the following dates:

(a) The Seller has delivered to the Purchaser a correct and complete copy of the audited financial statement of KG as of and for the calendar year ended December 31, 2009 and the Seller shall deliver a correct and complete copy of the audited financial statement of KG as of and for the calendar year ended December 31, 2010, on the Closing Date (the "**Annual Financial Statements**").

(b) The Parties shall use their respective best efforts to prepare and deliver correct and complete copies of the unaudited business assessment (*Betriebswirtschaftliche Auswertung*) for the three (3) month period ended March 31, 2011 (the "**March-2011 Business Assessment**") and for the six (6) month period ending June 30, 2011 (the "**June-2011 Business Assessment**"), with the **March-2011 Business Assessment** and the **June-2011 Business Assessment** collectively being referred to as the "**Business Assessments**"; the Business Assessments, shall be delivered to Purchaser on the Closing Date.

(c) The **Annual Financial Statements** and the **Business Assessments** are referred to herein collectively as the "**Financial Statements**" which, the Seller represents to the Purchaser: (X) shall have been prepared in accordance with generally accepted accounting principles, consistently applied under applicable German auditing standards and (Y) to Seller's Best Knowledge present fairly, in accordance with the above accounting principles, in all material respects, the financial position of the KG and GmbH as of the dates thereof, and the results of operations of KG and GmbH for the periods covered.

1.5 Allocation of Net Profits. The Seller shall be entitled to receive from the Purchaser all of the accounts receivable (*Forderungen*), less any accounts payable (*Verbindlichkeiten*) associated with such accounts receivable, generated in the ordinary course of the Business up and through June 30, 2011. As soon as practicable following the Closing Date, but in no event after December 1st, 2011, the Purchaser and/or KG shall pay the Seller such accounts receivable. The amount of accounts receivable, less accounts payable associated with such accounts receivable, shall be determined from the Business Assessments.

1.6 Allocation of Cash. As of the Closing Date, the Seller shall be entitled to retain all of the Cash in the Capital accounts (*Kapitalkonten*), the interest holder loan accounts (*Gesellschafterdarlehenskonten*) and/ or in bank accounts of KG and GmbH except for an amount of 50,000 Euros (Euros fifty thousand) which amount shall be retained by KG.

ARTICLE II

The Closing

2.1 Time and Place of Closing. The closing of the transactions contemplated by this Agreement shall take place at the offices of the German Notary, selected by the Parties in Germany on 29th day of September 2011 (the "Closing Date").

2.2 Transfer of Ownership Interests. On the Closing Date, Kammerer and Roth shall authorize the German Notary to assign and transfer to Kiwibox their Ownership Interests and the German Notary shall register Kiwibox as the owner of the Ownership Interests with the appropriate German authorities, free and clear of all liens, charges or encumbrances of any nature whatsoever, in legal and proper form, accompanied by all necessary documents as may be required under German Law to transfer ownership of the Ownership Interests to Purchaser.

2.2 A. The Interests and Shares are transferred to the Purchaser with legal and commercial effect (*mitrechtlicher und wirtschaftlicher Wirkung*) as of 30 June, 2011, 24:00 hours (**"Effective Date"**).

2.2 B. The provisions set forth in Sect. 3. 3. (i) concerning the company's shares of CELEBRITY NEWS UG (HAFTUNGSBESCHRÄNKT), company actually in transformation to a German Aktiengesellschaft (CELEBRITY NEWS AG), yet registered with the commercial register (Handelsregister) of the local court (Amtsgericht) Berlin Charlottenburg under HRB 128516 B ,remain unaffected. Purchaser hereby expressly acknowledges that these shares are sold and transferred by KG to the Sellers at par value before the Closing Date and Purchaser waives any claims to this extent.

2.3 Employment of Kammerer and Roth. Purchaser represents and warrants to Seller that each of Kammerer and Roth shall enter into separate employment agreements with KG on the Closing Date (the "German Employment Agreements"), these German Employment Agreements will be signed at the same time on the Closing Date, they are attached in this document as **Annex 1** and **Annex 2**, and all of the terms and provisions of the German Employment Agreements are incorporated by reference into this Agreement. References are made to the Annexes. The Annexes have been read out by the certifying representative of notary and have been approved by the persons appearing. In the event of any conflict between the terms and provisions of this Agreement and the German Employment Agreements, the terms and provisions of the German Employment Agreements shall control and supersede any conflicting terms in this Agreement, except for the following "Non-Compete" provision which shall be governed exclusively by the terms of this Agreement:

2.3.1 Non-Competition. Each of Kammerer and Roth agree that during their Employment and for a two-year period following any termination of their Employment they shall not, directly or indirectly, compete with, be engaged in the business of, be employed by, act as a consultant to, or be a director, officer, employee, owner or partner of, any person or entity which is engaged in the direct Business Segment of KG. The term "Non-Competition" hereinabove shall include any business, firm or corporation operating a General Interest Social Network targeting the German market.

Notwithstanding anything set forth in this Article 2.3.1 to the contrary, Kammerer and Roth shall be permitted to continue to work and maintain their activities associated with the Internet services "JAUMO"(http://www.jaumo.com - operated by JAUMO GMBH), and "PROMIFLASH" (magazine and news ticker - http://www.promiflash.de, operated by CELEBRITY NEWS UG / CELEBRITY NEWS AG) and to act as a Shareholder of Companies quoted on a stock exchange up to a (joint) Percentage of five Percent (5%) of the Shares (e.g. Google). The Parties agree that the Promise of Non-Competition does not apply to the Internet services of "JAUMO" and "PROMIFLASH".

In the event either Kammerer and/or Roth is found liable by a court of competent jurisdiction to have breached their promises under this Section 2.3.1 each Seller found so liable shall pay the sum of 500,000 Euros as liquidated damages to the Purchaser. In addition, Kammerer and Roth acknowledge that their promises of non-competition set forth in this Agreement represent a material part of the consideration. Accordingly, Kammerer and Roth hereby agree that in the event of a breach or imminent threatened breach of their promises made in this Section 2.3.1 the Purchaser shall have the right to institute an action to enjoin any such breach or threatened breach in the U.S jurisdiction designated in Section 8.13 of this Agreement.

2.3.2. The Purchaser shall provide for the continued employment of Kammerer and Roth as full time employees of KG, with Kammerer serving as the Chief Executive Officer (*Geschäftsführer*) of GmbH and KG and Roth serving as Chief Technology Officer of KG, each reporting to Kiwibox management, by delivering the German Employment Agreements to them on the Closing Date that shall contain terms and provisions that provide, in substantial effect, the following rights, benefits, duties and obligations:

2.3.3 Principal Terms and Provisions to be included in the German Employment Agreements:

(a) Term of Employment: Kammerer shall have a "Term" of employment, commencing on the Effective Date and continuing until June 30, 2016, and Roth shall have a Term of employment, commencing on the Effective Date and continuing until June 30, 2014. Each of Kammerer and Roth shall devote no less than forty (40) hours per week to their employment duties during the Terms of their employment.

(b) In the event, Purchaser, KG and/or GmbH terminates the employment agreements of Kammerer and Roth before the Term as defined above for any reason except for Cause (*außerordentliche fristlose Kündigung aus wichtigem Grund*), Purchaser, KG and/or GmbH must pay to such employee so terminated all Salary and Money due him for the remaining period of his Term of employment up and through the date of termination as defined in the respective German Employment Agreements.

(b.1) Termination for Cause: The Purchaser may terminate the employment of Kammerer and/or Roth for "Cause", only

(i) if Section 1.1. (e)B. applies, i.e. if the "**Net Profit**"– as defined in Section 1.1.(e)D.– generated by KG **both** in the "12-month period 2011/2012" **and** in the "12-month period 2012/2013" - each 12-month period considered separately - is ten percent (10 %) or more than 10 % lower than in the "12-month period 2010/2011"**and**

(ii) if pursuant to a good faith finding by the Board of Directors of Kiwibox (i) Kammerer or Roth have materially failed to perform their assigned duties and have failed to remedy such failure within twenty (20) days following written notice from Kiwibox management, notifying Kammerer and/or Roth of such failure, (ii) Kammerer or Roth have breached any material term of their employment, any confidentiality, non-disclosure, assignment of inventions or other similar agreement between Kammerer, Roth with KG and/or GmbH, or (iii) Kammerer or Roth have engaged in dishonesty, gross negligence **or** willful misconduct which could result in any material loss, damage or injury to Kiwibox, KG and/or GmbH, or (b) the conviction of Kammerer or Roth of, or the entry of a pleading guilty or no contest to, any crime under applicable Law which is punishable by imprisonment for more than one (1) year.

(iii) by written notice within a delay of thirty (30) days following the delivery of the Calculation of the "Net Profit" generated by KG in the "12-month period 2012/2013" to Purchaser, in no case no later than September 15, 2013.

(c) Base Salary. KG shall pay Kammerer a monthly gross base salary of 15,000 Euros (Euros fifteen thousand), and Roth a monthly gross base salary of 13,500 Euros (Euros thirteen thousand five hundred), respectively, during the Terms of their employment, and; for each successive 12 month period during the Terms of their employment, commencing with the 12-month period beginning on July 1st, 2011, each of Kammerer and Roth shall receive an extra annual payment of one month's Base Salary each December 1st during the Terms of their employment.

(d) Bonus Payments. Each of Kammerer and Roth shall be entitled to a "Bonus Payment" subject to and conditioned upon the Business achieving a thirty (30%) percent increase in the number of Member-profiles during each successive 12-month period during their Terms of employment, beginning July 1st, 2011, and ending June 30, 2012, and continuing for each successive 12-month period thereafter during their Terms of employment, determined in accordance with industry standards, without recognition of any artificially generated active Membership-profiles and without giving any effect to any increases in Member-profiles due to acquisitions. The Bonus Payment shall be payable in Kiwibox common shares, the number of which shall be based upon a value of U.S. $100,000 and a conversion rate equal to the "Closing Price Valuation" of Kiwibox common shares, determined by the average public market closing sales price of the Kiwibox common shares during the sixty (60) trading days immediately preceding July 1st, 2012, and for each July 1st thereafter during the Terms of their employment and as reported on the over-the-counter, electronic bulletin board or as reported on any successor trading exchange where the Kiwibox common shares are then traded; for example, if the Closing Price Valuation of Kiwibox common shares is calculated as U.S. $1.00, then Kiwibox shall issue to each of Kammerer and Roth 100,000 common shares.

(e) Health Insurance. The Purchaser shall pay fifty (50%) percent of the private health insurance costs for each of Kammerer and Roth during the Terms of their employment.

(f) Section 181 of the German BGB. Following the Closing Date, Purchaser, KG and/or GmbH have an absolute duty to obtain a release for Kammerer and Roth from the restrictions of Section 181 of the German BGB.

(g) Notwithstanding anything set forth in this Article 2.3 to the contrary, to be valid and legally binding any posterior amendments on the German Employment Agreements of Kammerer and Roth need to be approved by a valid decision of the majority of shareholders of KG and GmbH.

(h) The following transactions of Kammerer or Roth need to be approved in Advance in writing by Kiwibox: Any Contracts exceeding a volume of Euros 150,000, Employment and/or Licensing of more than three Employees within a period of thirty (30) days.

Article III

Representations and Warranties

3.1 General Statement; Disclosure Schedule. Seller and Purchaser make the representations and warranties to each other which are set forth in this Article III.

3.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as of the Closing that:

(a) the Payments of the Purchase Price will be effectuated pursuant to Section 1.1; Late Payment Penalties will be paid pursuant to Section 1.2.1; Termination Fee will be paid pursuant to Section 1.3.1;German Employment Agreements will be delivered pursuant to Section 2.3.

(b) Organization. Kiwibox is a corporation duly organized, existing and in good standing, under the laws of the State of Delaware.

(c) Power and Authority.

(i) Kiwibox has all necessary corporate power and authority to enter into and perform its obligations under this Agreement and each Ancillary Agreement to which Purchaser is a party. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which Purchaser is a party and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly approved by all requisite corporate action, including approval by the board of director of Purchaser. No other corporate proceedings are necessary on the part of Purchaser to authorize the execution, delivery and performance of this Agreement or any Ancillary Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby or thereby.

(ii) This Agreement and each Ancillary Agreement to which Purchaser is a party has been duly executed and delivered by Purchaser and each such agreement constitute a legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

(d) Consents. No consent, authorization, order or approval of, or filing or registration with, any U.S. Governmental Authority is required for or in connection with the consummation by Purchaser of the transactions contemplated hereby.

(e) Conflicts Under Constituent Documents or Laws. Neither the execution and delivery of this Agreement or any Ancillary Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby and thereby, will conflict with or result in a breach of any of the terms, conditions or provisions of its certificate of incorporation or by-laws, or of any U.S. Law to which Purchaser is a party or by which Purchaser is bound.

(f) Conflicts Under Contracts. Purchaser is not a party to any Contract under the terms of which the execution and delivery of this Agreement or any of the Ancillary Agreements to which Purchaser is a party or the consummation by Purchaser of the transactions contemplated hereby or thereby will result in (with or without notice or lapse of time or both) a default, breach or an event of acceleration, or grounds for termination, modification or cancellation, or whereby timely performance by Purchaser according to the terms of this Agreement or any Ancillary Agreement may be prohibited, prevented or delayed.

(g) Brokers. None of Purchaser or any of its Affiliates has dealt with any Person who is entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from Purchaser for arranging the transactions contemplated hereby or introducing the parties to each other.

(h) Independent Investigation. Purchaser has conducted an independent investigation of the KG and GmbH, and their respective operations, assets, liabilities, results of operations, financial condition and prospects in making its determination as to the propriety of the transactions contemplated by this Agreement and in entering into this Agreement, and Purchaser has relied on the results of said investigation and not on any representations and warranties of Seller other than those expressly contained in Section 3.3.

3.3 Representations and Warranties of Seller. Kammerer and Roth represent and warrant to Purchaser as of the Closing Date that:

(a) Organization. KG and GmbH are business entities duly organized, validly existing and in good standing, under the laws of Germany and have all necessary corporate power and authority to own and use all of their respective properties and assets and to conduct the Business as the Business is now being conducted.

(b) Good Standing. To the Seller's Best Knowledge, KG and GmbH are duly qualified to conduct business and are in good standing, under the Laws of Germany where the nature of the Business or the nature or location of the properties and assets owned, operated or leased by them requires such qualification and where the failure to so qualify would have a Material Adverse Effect. For purposes of this Agreement, a **"Material Adverse Effect"** shall mean any event, occurrence, change in facts, conditions or other change or effect which has resulted or could reasonably be expected to be materially adverse to any of the following: KG or GmbH, their Business, the prospects for the Business, operations or results of operations, condition (financial or otherwise) of KG, GmbH or the Business.

For purposes hereof, an event, occurrence, change in facts, conditions or other change or effect which has resulted or could reasonably be expected to result in a lawsuit, charge, claim, demand, cost, damage, penalty, fine, liability or other adverse consequence of at least 200,000 Euros shall be deemed to constitute a Material Adverse Effect. To the Seller's Best Knowledge, under the Laws of Germany no special qualification or permission is necessary to conduct KG's and/or GmbH's actual business.

(i) As the Purchaser has previously conducted an independent investigation of the KG and GmbH, and their respective operations, assets, liabilities, results of operations, financial conditions etc. for a five month period (Due Diligence), the Sellers do not represent, warrant or guarantee to the Purchaser any legal or financial good standing of the KG's and/or GmbH's actual business activity and/or its results or consequences nor the status or potential of the Business nor any projected financial results of the Business.

(ii) The provisions set forth in Sect. 3. 3. (a) and (b) above remain unaffected by the provisions in Sect. 3. 3. (b) (i) above.

(c) Power and Authority; Enforceability.

(i) Seller, KG and GmbH have all necessary corporate power and authority to enter into and perform this Agreement and each Ancillary Agreement to which it is a party. The execution, delivery and performance by Seller of this Agreement and each Ancillary Agreement to which they are a party and the consummation by Seller of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action, including approval by the board of director of Seller. No other corporate proceedings are necessary on the part of Seller, KG and GmbH to authorize the execution, delivery and performance of this Agreement or any Ancillary Agreement by Seller and the consummation by Seller of the transactions contemplated hereby or thereby. The Sellers especially approved the transaction contemplated hereby and waived any rights of pre-emption conferred upon them by the KG's and GmbH's organizational documents, including but not limited to their memoranda of association and all amendments thereto. Except for the formal acts set forth in Section 2.2 (Transfer of Ownership Interests), to the Seller's Best Knowledge, no consent, authorization, order or approval of, or filing or registration with, any German Governmental Authority is required for or in connection with the consummation by Seller of the transactions contemplated hereby.

(ii) This Agreement and each Ancillary Agreement to which Seller is a party constitutes a legal, valid and binding obligation of the Sellers, enforceable against them in accordance with its terms.

(d) **Intentionally Omitted.**

(e) **Intentionally Omitted**

(f) Conflicts under Constituent Documents or Laws. To the Seller's Best Knowledge, neither the execution and delivery of this Agreement or any of the Ancillary Agreements to which Sellers are a party nor the consummation by Seller of the transactions contemplated hereby or thereby, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the memoranda of association, registration or by-laws or other organizational documents (as applicable) of KG or GmbH, (ii) violate any German Law applicable to Seller, KG or GmbH or any of their properties or assets or (iii) have a Material Adverse Effect upon any of the assets of the KG or GmbH.

(g) Conflicts under Contracts and Permits.

(i) To the Seller's Best Knowledge, neither Seller, KG or GmbH is a party to any Contract under the terms of which the execution and delivery of this Agreement or any of the Ancillary Agreements to which Seller, KG or GmbH is a party or the consummation by Seller, KG or GmbH of the transactions contemplated hereby or thereby will result in (with or without due notice or lapse of time or both) a default, breach or an event of acceleration or grounds for termination, modification or cancellation, or whereby timely performance by Seller, KG and GmbH according to the terms of this Agreement or any Ancillary Agreement may be prohibited, prevented or delayed.

(ii) The Seller has previously delivered to the Purchaser correct copies of all "Material Contracts" to which the Seller, KG or GmbH are parties and upon which the Business is substantially dependent. "Material Contracts" are contracts not made in the ordinary course of the Business and include all contracts to sell the advertising and/or promotions for amounts representing 5% or more of KG's or GmbH's revenues or which obligate KG or GmbH to spend 5% or more of their annual revenues determined from the March-2011 Business Assessment.

(h) Financial Statements.

(i) To the Seller's Best Knowledge, the Financial Statements present fairly, in all material respects, the financial position of the KG and GmbH as of the dates thereof, and the results of operations of KG and GmbH for the periods covered by the Financial Statements, in accordance with generally accepted accounting principles, consistently applied under applicable German auditing standards;

(ii) To the Seller's Best Knowledge, the Financial Statements are consistent in all material respects with the books and records of KG and GmbH.

(i) KG's and GmbH's Assets.

(i) Except for the shares of CELEBRITY NEWS UG, company actually in transformation to a German Aktiengesellschaft (CELEBRITY NEWS AG), yet registered with the commercial register (Handelsregister) of the local court (Amtsgericht) Berlin Charlottenburg under HRB 128516 B, transferred to the Sellers, KG and GmbH have good and valid title to their respective assets (including any Intellectual Property) (collectively, the "Company Assets"), free and clear of any encumbrances. Purchaser hereby expressly acknowledges that the former company's shares of CELEBRITY NEWS UG have been sold and transferred by KG to the Sellers at par value before the Closing Date. Purchaser waives any claims to this extent. On or after the Closing Date, as the case may be, Purchaser and / or KG will execute such deeds and documents and do such acts as Seller may require or otherwise as may be necessary to give full effect to and to complete the transfer the shares of CELEBRITY NEWS UG / CELEBRITY NEWS AG from KG to the Sellers.

(ii) The Sellers have provided the Purchaser with a list and description of all Intellectual Property owned by KG. As far as Kammerer and/or Roth do own individually Intellectual Property relating exclusively to the Business of KG (e.g. trademarks, domains, etc.) Kammerer and Roth, by their respective signatures on this Agreement, shall be deemed and thereby do assign to KG and/or GmbH, effective on the Effective Date and as a material part of the assets of the Business for which the Purchaser is paying the Purchase Price, all of their respective rights, titles and interests in and to any and all "Intellectual Property" relating exclusively to the Business to KG.

(iii) Purchaser furthermore acknowledges that neither the assets associated with the JAUMO website (https://www.jaumo.com) nor the business operated by Jaumo GmbH is subject to this Agreement and therefore are not part of the transferred assets. Purchaser furthermore acknowledges that these assets are in part subject to the Service Agreement by and between KG and Jaumo GmbH dated as of March 28, 2011 (Kooperationsvertrag– hereinafter the "Service Agreement"). All of the terms and provisions of the Service Agreement are incorporated by reference into this Agreement as **Annex 1**. Reference is made to the Annex. The annex has been approved by the persons appearing. In the event of any conflict between the terms and provisions of this Agreement and the Service Agreement, the terms and provisions of the Service Agreement shall control and supersede any conflicting terms in this Agreement. Purchaser waives any claims to this extent.

(j) Accounts Receivable. To the Seller's Best Knowledge, all of the accounts receivable of KG and GmbH reflected in the Financial Statements (the "**Accounts Receivable**") have arisen from bona fide transactions by KG or GmbH in the ordinary course of business.

(k) Taxes.

(i) For purposes of this Agreement, the following terms have the following meanings: (A) "**Taxes**" means any (1) net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, estimated, employment, excise, goods and services, harmonized sales tax, severance, stamp, occupation, premium, property, unclaimed property, social security, environmental , alternative or add-on, value added, registration, windfall profits or other tax or similar amount imposed by any Governmental Authority, or any interest, any penalties, additions to tax or additional amounts incurred or accrued with respect to taxes assessed or charged by any Governmental Authority, in each case, whether disputed or not; (2) any liability of KG or GmbH for payment of the amounts described in clause (1) arising as a result of being (or ceasing to be) a member of a affiliated group or any similar group defined under a similar provision of applicable law or being included in any Tax Return of any affiliated group or any similar group defined under a similar provision of applicable law; or (3) any liability of KG or GmbH for the payment of amounts described in clause (1) as a result of transferee, successor, or contractual liability, and the term "**Tax**" means any one of the foregoing Taxes; (B) "**Tax Law**" means the tax laws of the applicable German jurisdiction and the tax rules and regulations of the applicable German Governmental Authorities, (including any amendments or any substitute or successor provisions thereto); and (C) "**Tax Returns**" means any return, declaration, report, statement, information statement or other document filed or required to be filed with respect to Taxes, including any claims for refunds of taxes, any information returns and any amendments, schedules, attachments or supplements of any of the foregoing.

(ii) Each of KG and GmbH have timely filed all material Tax Returns required to be filed by KG and GmbH up to the Closing Date.

(iii) To the Seller's Best Knowledge, all Taxes of KG and GmbH not yet due and payable have been accrued in all material respects on the books of KG and GmbH.

(iv) To the Seller's Best Knowledge, each of KG and GmbH have timely and properly withheld in all material respects (A) all required amounts from payments to its employees, agents, contractors, nonresidents, and other Persons and (B) all applicable Taxes and each of KG and GmbH have timely remitted all withheld Taxes to the proper Governmental Authority under the applicable Tax Law.

(v) With regard to any Taxes of KG or GmbH, to the Seller's Best Knowledge, no Tax audits or other Legal Proceedings are pending, or threatened in writing.

(l) **Intentionally Omitted**.

(m) Conduct of Business. To the Seller's Best Knowledge, since the March-2011 Interim Financial Statement, there has been no Material Adverse Effect to the Business.

(n) **Intentionally Omitted**.

(o) Employees.

(i) **Intentionally Omitted**

(ii) There is no legal business relationship between KG and any labor union.

(p) Litigation. To the Seller's Best Knowledge, except for the normal and customary disputes and legal claims arising out of the ordinary operation of the Business, there is no legal proceeding pending or threatened that if resolved against the Seller, KG or GmbH, would have a Material Adverse Effect upon the Business.

(q) Compliance with Laws. To the Seller's Best Knowledge, except for Environmental Laws (which are exclusively covered in Section 3.3(r)), neither the Seller, KG nor GmbH is in violation in any material respect of, or delinquent in any material respect with respect to, any Law of or agreement with, any Governmental Authority (or to which its properties, assets, personnel, business activities or the Leased Real Estate are subject or to which it, itself, is subject).

(r) Environmental. To the Seller's Best Knowledge, neither the Seller, KG nor GmbH is in violation in any material respect of any applicable Environmental Laws.

(s) **Intentionally Omitted.**

(t) Brokers. The Seller, KG and GmbH have not dealt with any Person or entity, who is entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.

(u) **Intentionally Omitted**

(v) Governing Documents.

(i) <u>On or before the Closing Date,</u> Seller has made available to Purchaser correct and complete copies of KG's and GmbH's organizational and charter documents, including but not limited to their memoranda of association, registrations and all amendments thereto (or similar formation documents), if applicable under German Law.

(ii) **Intentionally Omitted**

(w) <u>Investment Intent.</u> In order for Kammerer and Roth to receive any "Bonus Payments" of the restricted common shares of the Purchaser pursuant to Section 2.3 (d), above, each of Kammerer and Roth represent and warrant to the Purchaser: (A) that each has earned no less than $200,000 U.S in calendar years 2009 and 2010 and each has a reasonable expectation of earning no less than $ 200,000 U.S. during calendar year 2011 (each is, therefore, an "accredited investor" under U.S. securities laws); (B) that Kammerer and Roth each agree that if they do earn a Bonus Payment of the Purchaser's restricted common shares that they intend to earn and receive them as their personal investment and do not intend to immediately transfer or otherwise sell them (Kammerer and Roth are "investors" in the Purchaser's restricted common shares and do not intend to act as an "underwriter" by immediately trying to sell them), and; (C) Kammerer and Roth understand that they will only be permitted to sell any Purchaser's restricted common shares only after they have owned them for at least six (6) months and only in compliance with U.S. securities laws

3.4 Seller's Best Knowledge: For purposes of this Agreement, "**Seller's Best Knowledge**" means the actual knowledge of the Sellers, as of the Closing Date, and any employee of KG and or GmbH who, as of the Closing Date, is employed in the operation of the Business of the KG.

Article IV

Documents to be Delivered on the Closing Date

4.1 Form of Documents. On the Closing Date, the Parties shall deliver the documents, and shall perform the acts, that are set forth in this <u>Article IV</u>. All documents which Seller shall deliver shall be in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel. All documents Purchaser shall deliver shall be in form and substance reasonably satisfactory to Seller and Seller's counsel.

4.2 Purchaser's Deliveries. On the Closing Date, Purchaser shall deliver to Seller all of the following:

(a) the First Payment pursuant to Section 1(a);

(b) the Employment Agreements referenced in Section 2.3;

(c) certified copies of Kiwibox certificate of incorporation and by-laws;

(d) certificates of good standing of Kiwibox by the Secretary of State of the State of Delaware;

(e) an incumbency and specimen signature certificate with respect to the officers of Kiwibox executing this Agreement and the Ancillary Agreements to which Purchaser is a party;

(f) a certified copy of the resolutions of Kiwibox's board of directors, authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements to which Purchaser is a party; and

(g) without limitation by specific enumeration of the foregoing, all other documents as may reasonably be required from Purchaser in order to effectuate the transactions contemplated hereby, including any and all documents required by the German Notary necessary to consummate the transactions under German Law.

4.3 Seller's Deliveries. On the Closing Date, Seller shall deliver to the Purchaser and/or the German Notary selected by the Parties all of the following:

(a) a certified copy of the applicable registration, made by the German Notary, transferring all of the equity ownership interests of Kammerer and Roth in KG and GmbH to Purchaser; to this end the Parties must sign a Transfer Agreement, notarized by the German Notary.

(b) the Memoranda of Association, certificates or articles of incorporation (or equivalent charter/governing document) of each of KG and GmbH and their respective amendments certified by the appropriate Governmental Authority as the applicable governing body;

(c) the bylaws of KG and/or GmbH, if applicable under German Law; and

(d) without limitation by specific enumeration of the foregoing, all other documents as may reasonably be required from Seller in order to effectuate the transactions contemplated hereby, including any and all documents required by the German Notary necessary to consummate the transactions under German Law.

ARTICLE V

Post-Closing Agreements

5.1 *Further Assurances*. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Shares to Purchaser, on the terms herein contained, provided, however, that the Purchaser perfectly conforms to his obligations contained in this agreement, especially that the Purchaser pays the Purchase Price to the Seller in accordance with Article I, and to otherwise comply with the terms of this Agreement and consummate the transaction contemplated hereby.

5.2 *Third Party Claims*. In the event that a third party makes a claim against KG and/or GmbH for which a party is not potentially liable under the remedies provisions of this Agreement under Article VII, then each Party will cooperate with each other to resolve such third party claims.

ARTICLE VI

SURVIVAL OF OBLIGATIONS

6.1 Survival of Representations and Warranties. The representations and warranties contained in or made pursuant to this Agreement shall survive the Closing Date and the consummation of the transactions contemplated herein and expire thirty-six (36) months after the Closing Date, except (i) as to any matter which is based successfully upon fraud with respect to which the cause of action shall expire only upon expiration of the applicable statute of limitations period, (ii) those representations and warranties made by the Parties in Articles I and II all of which shall remain in full force and effect for a period of five (5) years following the Closing date.

ARICLE VII

REMEDIES

7.1 In case of a breach of a Seller Guarantee, representation, warranty or of any other obligation of the Seller under this Agreement (herein "**Purchaser Claim**"), this Article 7 shall apply.

Except for fraud, any liability of the Seller under this Agreement is limited to the damages actually incurred (*tatsächlich eingetretener Schaden*) by the Purchaser, it being understood that consequential damages (*Folgeschäden*) of any kind (including increased costs of refinancing), lost profit (*entgangener Gewinn*), internal costs and expenses (*interne Kosten und Aufwendungen*) or frustrated expenses (*vergebliche Aufwendungen*) of the Purchaser as well as compensation for depreciation of the Shares or the Interest or for reduced net worth of the KG and the GmbH are excluded in any case.

7.2 In each case of a violation of or default under a Seller Guarantee, representation, warranty or another obligation of the Seller under this Agreement, the Purchaser shall notify the Seller in writing within ten (10) business days after gaining knowledge of the circumstances which in the opinion of the Purchaser give rise to the Purchaser Claim. The notification must set out the nature of and the basis for the Purchaser Claim as well as its amount, to the extent it is possible to determine such amount at that point in time. Without prejudice to the existence of the Purchaser Claim, the Purchaser shall permit the Seller and its advisors to investigate the circumstances related to the alleged Purchaser Claim, in particular with regard to the basis and amount of such a claim. The Purchaser shall provide appropriate information and support to the Seller or its advisors; this right shall include, to the extent legally possible, reasonable access to the offices of the Purchaser, the KG and GmbH, interviews with their respective employees and the right to examine, copy or take photographs of all required documents, accounts and records; the Seller shall reimburse the Company for all reasonable external costs incurred upon presentation of evidence of such costs. The rights of the Seller set out in this Section 7.2 shall continue to apply in the event that legal proceedings between the Parties are pending (*anhängig oder rechtshängig)*. The Purchaser hereby guarantees that the KG and the GmbH shall at all times comply with all obligations arising under this Section 7.2.

7.3 Except for any instances of fraud or deliberate or fraudulent misrepresentation, any liability of the Seller under this Agreement is excluded if and to the extent that:

(a) the asserted damages have been compensated by a third party or such compensation could have been obtained by applying the appropriate diligence or would have been recoverable under any insurance policy as existing on the Closing Date if the insurance coverage had been continued without change (including reasonable increases in the ordinary course, consistent with past practice);

(b) the asserted damages are reflected as a write-off, value adjustment, liability or provision, including general adjustments (e.g. *Pauschalwertberichtigungen*) or provisions made for the relevant risk category, in the Financial Statements;

(c) the Purchaser Claim results from a violation of the duty to mitigate damages pursuant to Section 254 para. 2 of the German Civil Code by the Purchaser, the KG or the GmbH;

(d) the matters relating to the Purchaser Claim were known or could have been known to the Purchaser or any of its representatives or advisors on the Closing Date, taking into account that prior to the Closing Date the Purchaser had the opportunity to thoroughly examine the KG and the GmbH under economic, financial and legal aspects and to request comprehensive information in this context from the Seller;

(e) the Purchaser Claim results from an enactment of or amendment to provisions of law or a change in the interpretation thereof by courts following the Closing Date; or

(f) the Purchaser, the KG or the GmbH did not comply with the procedures set out in Section 7.2 and Section 7.5.

7.4 The Seller is not subject to any liability if and to the extent that the Purchaser, the KG or the GmbH have caused or contributed to (*verursacht oder mitverursacht*) the existence of a Purchaser Claim following the Closing Date. In calculating the extent of any Purchaser Claim, any benefits of the Purchaser, the KG or the GmbH resulting from the matter in question shall be taken into account (*Vorteilsausgleich*).

7.5 In the event that a third party, including public or fiscal authorities, raises any claim against the Purchaser, the KG or the GmbH or if complaints or any other legal actions are brought or threatened against the Purchaser, the KG or the GmbH or any governmental investigation, inquiry or administrative order (*Verwaltungsakt*) is initiated, issued, announced or threatened which could result in a Purchaser Claim (herein "**Third Party Claim**"), the following provisions will apply:

(a) The Purchaser shall notify the Seller of the Third Party Claim in accordance with the provisions set out in Section 7.2 above. The Purchaser shall ensure, to the extent legally possible, that the Seller and its advisors get reasonable access to all documents and information relevant for the assessment of the Third Party Claim (including copies of all correspondence and of all decisions by a court or authority), and that the Seller and its advisors have the opportunity to coordinate with the Purchaser, the KG and the GmbH the defence against the Third Party Claim.

(b) Without the prior written consent of the Seller, the Purchaser, the KG and the GmbH shall not, in relation to any Third Party Claim, issue a full or partial acknowledgement of indebtedness (*Anerkenntnis*), accept a settlement or dispose of a Third Party Claim in any other way. The Seller may take at its own expense any actions that are necessary in its opinion (including the filing of any judicial or out-of-court appeals) to defend itself against a Third Party Claim or to assert objections against it or to acknowledge such a claim (including the authorization to raise counterclaims or other claims against third parties).

(c) The Purchaser shall provide, upon reasonable prior notice, appropriate information identified by Seller in writing to the Seller and its advisors in connection with the actions set out above and support the Seller in exercising its rights pursuant to this Section 7.5, in particular by granting power of attorney required for filing appeals.

(d) The provisions of Section 7.2 regarding the cooperation duties of the Purchaser apply without limitation.

(e) The Purchaser hereby guarantees that the KG and the GmbH will at all times comply with all obligations arising under this Section 7.5.

7.6 All claims of the Purchaser against the Seller arising under this Agreement become time-barred thirty-six (36) months after the Closing Date (herein **"Limitation Period"**) except for claims of the Purchaser under Section 6.1 (i) and (ii).

7.7 The expiration of the Limitation Period regarding all claims of the Purchaser under this Agreement shall be suspended (*aufgeschoben*) pursuant to Section 209 of the German Civil Code by a timely notification of the Seller in accordance with Section 7.2, provided that the Purchaser shall take legal action within three (3) months following the expiration of the Limitation Period. Section 203 of the German Civil Code is excluded unless the Parties agree in writing on a suspension of the Limitation Period due to pending settlement negotiations.

7.8 Any payment of damages by the Seller pursuant to this Section 7 will be deemed to constitute a reduction of the Purchase Price *vis-à-vis* the Purchaser.

7.9 The Parties hereby agree that any rights of the Purchaser against the Seller in connection with this Agreement are solely governed by this Agreement, and except for the Purchaser's rights under Section 2.3.1 the remedies provided for by this Section 7 are the exclusive remedies available to the Purchaser. Except for any instances of fraud or deliberate or fraudulent misrepresentation the following rights and remedies of the Purchaser are expressly excluded: (i) any rescission (*Rücktritt*) of this Agreement as well as the right to invalidate this Agreement as a means of calculating damages (*großer Schadensersatz*) or a means of obtaining compensation for damages instead of specific performance (*Schadensersatz statt der Leistung*), (ii) claims pursuant to Sections 311 para. 2 and 3 of the German Civil Code, (iii) claims resulting from frustration of contract (*Wegfall oder Störung der Geschäftsgrundlage*) pursuant to Section 313 of the German Civil Code, and (iv) claims resulting from defects of the sold item (*Mängel der Kaufsache*) pursuant to Sections 437 through 441 of the German Civil Code. The Parties hereby agree that under this Section 7.9 all potential Purchaser claims are waived not only under the referenced sections of the German Civil Code, but also and to the same extent under any corresponding or similar U.S. statute or common law.

ARTICLE VIII

Miscellaneous

8.1 Confidentiality. The Parties shall treat all information obtained under or in connection with this Agreement relating to business, financial or other confidential matters of the other Party or third parties as strictly confidential, except for information

(a) the disclosure of which is permitted by this Agreement;

(b) which was already in the public domain at the time of disclosure, otherwise than as a result of a breach of the provisions of this Agreement or any other confidentiality obligation;

(c) disclosed to any court, public authority or institution having similar powers, including central banks, exchanges, exchange or banking supervisory authorities or tax authorities, on the basis of any law, regulation or binding order;

(d) disclosed to any advisers that are bound by professional rules or contractual obligations that conform to the terms of this Section 8 to keep such information confidential;

(e) disclosed following the prior written consent of the person affected by the disclosure of information; or

(f) that has to be disclosed in order to exercise, protect or enforce any rights under this Agreement.

None of the Parties may issue any press release or similar notice in respect of the subject matter of this Agreement without the prior consent of the other Party, which consent shall not be unreasonably withheld.

8.2 All Appendices to this Agreement form an integral part of this Agreement

8.2.A Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile or by internationally recognized private mail service (such as Federal Express, DHL or UPS). Notices delivered by hand, by facsimile, or by internationally recognized private mail service shall be deemed given on the first Business Day following receipt; Delivery by fax (but not any other transmission per means of telecommunication) or an exchange of letters will be sufficient to comply with the written form requirement. Electronic form (e.g. e-mail) does not constitute written form. All notices shall be addressed as follows:

If to Seller:

Mr. Jens Kammerer
And
Mr. Benjamin Roth

C/O KWICK! COMMUNITY GMBH & CO. KG
Werkstrasse 24
71384 Weinstadt
Germany

Fax: +49 (0) 7151 1655-141
Email: jens.kammerer@kwick.de

with a copy (which shall not constitute notice) to:

Anwaltssozietät Erdmann Zacharias-Langhans
Rechtsanwalt Bertram Zacharias-Langhans, LL.M.
Torstrasse 222 - 10115 Berlin - Germany
Fax: + 49 (0) 30 - 28 88 42 31
Email: bzl@erdmann-zacharias.de

If to Purchaser:

Addressed to

Kiwibox.Com, Inc.
330 West 38th Street
Suite 1602
New York, New York 10018
Attention: Craig Cody, Chief Financial Officer
Fax: 212-239-8422
Email: craig.cody@kiwiboxinc.com

with a copy (which shall not constitute notice) to:

Joseph J. Tomasek, General Counsel
Kiwibox.Com, Inc.
330 West 38th Street
Suite 1602
New York, New York 10018
Fax: (212) 239-8422
Email: jtoma4368@aol.com

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 8.2.A.

8.3 Expenses. The Purchaser shall bear all expenses, costs and fees, including notary fees, sales and transfer taxes, stamp duties and other transaction costs and taxes that arise in connection with the entering into and the implementation of this Agreement and any agreements contemplated hereunder. Otherwise, each Party must bear its own costs and expenses (in particular any costs for obtaining legal or other advice) up to and through the Closing Date.

8.4 Entire Agreement. This Agreement (including its Appendices) constitutes the entire agreement between the Parties in relation to its subject matter and supersedes all oral and written negotiations, agreements and arrangements previously made or entered into by the Parties in respect of the subject matter of this Agreement. No side agreements have been entered into in respect to this Agreement. Unless the law stipulates more stringent formal requirements (e.g. notarization), any changes and additions hereto or the termination of this Agreement (including this Section 8.4) must be made in writing. Delivery by fax (but not any other transmission per means of telecommunication) or an exchange of letters will be sufficient to comply with the written form requirement. Electronic form (e.g. e-mail) does not constitute written form.

8.5 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

8.6 Counterparts. This Agreement shall be executed in ten (10) original signature copies, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

8.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and, for purposes of such jurisdiction, such provision or portion thereof shall be struck from the remainder of this Agreement, which shall remain in full force and effect. This Agreement shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the parties under this Agreement.

8.8 Applicable Law. Except for the application of the German Civil Code sections expressely identified as applying to any specific section of this Agreement, this Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts made in that state, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than the State of New York. Notwithstanding anything set forth in this Article 8.8 to the contrary, where in this Agreement a German term has been inserted in quotation marks and/or brackets, the German term alone, and not the English term to which it relates, is decisive and authoritative for the interpretation of the relevant English term in this Agreement.

8.9 **Intentionally Omitted**

8.10 Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

8.11 Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto. Delivery by fax (but not any other transmission per means of telecommunication) or an exchange of letters will be sufficient to comply with the written form requirement. Electronic form (e.g. e-mail) does not constitute written form.

8.12 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

8.13 Consent to Jurisdiction. SELLER AND PURCHASER AGREE TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT WITHIN NEW YORK COUNTY IN THE STATE OF NEW YORK (A "NEW YORK COURT") OR OF ANY GERMAN COURT IN THE FEDERAL REPUBLIC OF GERMANY (A "GERMAN COURT"), WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SERVICES OF PROCESS BE MADE BY INTERNATIONALLY RECOGNIZED PRIVATE MAIL SERVICE, DIRECTED TO IT AT ITS ADDRESS AS SET FORTH IN SECTION 8.2, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED WHEN RECEIVED. SELLER AND PURCHASER AGREE THAT IF EITHER PARTY COMMENCES A CLAIM OR CAUSE OF ACTION IN EITHER A NEW YORK COURT OR A GERMAN COURT THAT THE OTHER PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. NOTHING IN THIS SECTION 8.13 SHALL AFFECT THE RIGHT OF SELLER OR PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS SECTION 8.13, THE SELLER HEREBY ACKNOWLEDGES THAT ANY AND ALL ACTIONS OR CLAIMS ARISING OUT OF OR IN CONNECTION WITH A

BREACH OF THE PROMISE OF NON-COMPETITION AS SET FORTH IN SECTION 2.3.1 SHALL BE DETERMINED EXCLUSIVELY BY THE NEW YORK COURT TO WHOSE PERSONAL JURISDICTION FOR ANY SUCH ACTIONS OR CLAIMS THE SELLER HEREBY EXPRESSLY CONSENTS.

8.14 Rule of Construction. The parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions. The parties further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all parties and not in favor of or against any party. Unless otherwise expressly provided or unless the context requires otherwise, (a) all references in this Agreement to Articles, Sections, Schedules and Exhibits shall mean and refer to Articles, Sections, Schedules and Exhibits of this Agreement; (b) words using the singular or plural number also shall include the plural and singular number, respectively; (c) the words "include," "includes," and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of similar import; (d) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement (including the Appendices, Schedules and Exhibits hereto); (e) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require; (f) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person; and (g) references to Laws shall be deemed to mean and include such Laws as amended through the Closing Date.

ARTICLE IX

Agreement of the company and shareholders´ Resolution

The Agreement of the company and the shareholders` Resolution to the share purchase are as **Annex 4** this document attached.

ARTICLE X

Power of Attorney

In case any changes and/or amendments to this deed are under item II should be or become necessary or appropriate the employees of the notary

a) Frau Sybille H e i n r i c h ,
b) Frau Monika M ü l l e r ,
c) Frau Elke P f i t z e r ,
d) Frau Silke R e u t e r ,
e) Frau Petra W a g n e r ,
f) Frau Sonja W e i s s i n g e r ,
g) Frau Jennifer W o c h e l e ,

as well as
the notary Dr. Gerhard Zagst, his partners or their substitutes or successors in office

- all business domiciled in Sophienstraße 13, 70178 Stuttgart
- each of them individually -

shall herewith be given authority

- not mandate -

to change and/or amend this deed and in every aspect.

ARTICLE XI
Miscellaneous

The certifying representative of notary public has particularly instructed the Parties about:

1) the joint and several liability of the Seller and the Purchaser of the shares regarding outstanding share contributions (Sections 16 Sub-Section 2, 24, 31 of the German Law pertaining to Limited Liability Companies (GmbHG)),

2) that only those parties listed with the Commercial Register in the Company's list of shareholders are deemed to be owners of the shares in relation to the Company. The certifying notary public will draw up this list of shareholders and will submit it to the Commercial Register, and

3) the joint and several liability of the Seller and the Purchaser of the shares for the expenses and taxes resulting from this deed.

Of this deed shall receive:

- KG
- GmbH
- the appeared
- Erdmann Zacharias-Langhans
  Rechtsanwalt Bertram Zacharias-Langhans, LL.M.
-

each an executed copy,

- the tax authorities - corporate tax - Stuttgart,

a simple copy.

This document was read out to the persons appearing by the representative of notary, including the Annexes, approved by them and signed personally by them and the representative of notary:

Notarvertreterin:

Kosten später.

Annex 1
zur Urkunde vom 30.09.2011, UR.Nr. 2506/2011 Z des Notars
Dr. Zagst in Stuttgart.

Kooperationsvertrag

zwischen **KWICK! Community GmbH & Co. KG**
vertreten d. d. GF Jens Kammerer
Werkstraße 24, 71384 Weinstadt

- nachstehend „KWICK!" genannt -

und **Jaumo GmbH**
vertreten d. d. GF Jens Kammerer
Werkstraße 24, 71384 Weinstadt

- nachstehend „JAUMO" genannt -

Präambel

KWICK! betreibt unter der Internetadresse http://kwick.de das Online-Netzwerk **KWICK!**, eine kostenlose Kontaktmanagement- und Kommunikations-Plattform in Form eines sog. „*Social Networks*". JAUMO betreibt unter der Internetadresse http://jaumo.com das Online-Netzwerk **JAUMO**, eine kostenpflichtige Kontakt- und Dating-Plattform in Form einer sog. „*Singlebörse*". Die Vertragsparteien verfolgen das Ziel einer medialen Zusammenarbeit, bei der sie für die jeweilige andere Partei Werbeleistungen erbringen. Vor diesem Hintergrund schließen die Parteien den folgenden Vertrag.

1. Rechte und Pflichten der Parteien

1.1 KWICK! verpflichtet sich im Rahmen der medialen Zusammenarbeit zur Erbringung folgender Leistungen:

- Einbindung eines dynamischen Werbemittels von JAUMO auf den Seiten von http://kwick.de.
- In den ersten drei (3) Monaten der Einbindung des Werbemittels wird das Werbemittel von JAUMO in dem nach Login durch registrierte KWICK!-Mitglieder sichtbaren Bereich (Browser-Fenster, Auflösung 1280x1024, ohne scrollen) der Startseite von http://kwick.de eingebunden.
- Targeting: Einblendung nur bei registrierten KWICK!-Mitgliedern ab 20 Jahre ohne feste Beziehung (Singles, flirtwillige Mitglieder)
- Häufigkeit (Frequency Capping): Einblendung bei 25 % der Startseitenaufrufe
- Integrationsbeispiel für die dreimonatige Testphase: **Anlage**
- Nach Ablauf der dreimonatigen Testphase kann das Werbemittel von JAUMO auch an anderen Positionen der Startseite und auch auf anderen Seiten von

http://kwick.de eingebunden werden, soweit gewährleistet ist, daß die in der Testphase ermittelte durchschnittliche Performance nicht unterschritten wird.

1.2 JAUMO verpflichtet sich im Rahmen der medialen Zusammenarbeit zur Erbringung folgender Leistungen:

- Einbindung eines dynamischen Werbemittels von KWICK! nach Logout durch registrierte JAUMO-Mitglieder im sichtbaren Bereich (Browser-Fenster, Auflösung 1280x1024, ohne scrollen) der Logout-Seite von http://jaumo.com.

1.3 Die Parteien stellen sich die einzublendenden, aktuellen dynamischen Werbemittel jeweils per E-Mail zur Verfügung

1.4 Die Parteien sind in der künstlerischen, technischen und organisatorischen Gestaltung der zu erbringenden Leistungen grundsätzlich frei. Bei der Erbringung der Werbemaßnahmen für den Vertragspartner werden die Parteien jedoch berücksichtigen, daß Identität und Werbeaussagen der jeweils anderen Partei nicht beeinträchtigt oder verfälscht werden.

1.5 Die jeweiligen Werbemittel der Parteien dürfen keine jugendgefährdenden, gewaltverherrlichenden, sexistischen, oder irreführenden Inhalte aufweisen, keine scheinbaren System-Elemente (z. B. scheinbare Auswahlboxen, Schließen-Buttons, etc.) oder redaktionellen Beiträge vortäuschen und dürfen nicht gegen die guten Sitten (z. B. keine Nacktbilder, etc.), oder gegen gesetzliche Regelungen (z. B. UWG, HWG, JuSchG, TMG, BDSG, MDStV, Pressegesetze, etc.) oder Rechte Dritter (z. B. Persönlichkeits-, Marken-, Urheberrechte, etc.) verstoßen, oder in offener oder verdeckter Form für Drogen, Rauschmittel oder illegale Substanzen werben. Die Parteien garantieren den technisch einwandfreien Zustand sowie die Virenfreiheit des von ihnen jeweils zur Verfügung gestellten Werbemittels

1.6 Das Tracking und die Kontrolle der vertragsgemäßen Erbringung der Leistungen durch die Parteien erfolgt über eine externe Trackingsoftware, wie z.B. Google Analytics.

1.7 Beide Parteien haben jederzeit das Recht, die vertragsgemäße Erbringung der Leistungen durch die jeweils andere Partei mittels Abrufs der Daten von der Trackingsoftware zu kontrollieren. Soweit erforderlich, haben die Parteien der jeweils anderen Partei durch Übermittlung der jeweiligen Zugangsdaten Zugriff auf die Auslieferung ihrer jeweiligen Werbemittel betreffenden Daten von der Trackingsoftware zu verschaffen.

2. Verrechnung der gegenseitigen Leistungserbringung

2.1 Die von KWICK! nach diesem Vertrag zu erbringenden einzelnen Leistungen haben einen Gesamtwert von EUR 5.000 / Monat. Die von JAUMO nach diesem Vertrag zu erbringenden einzelnen Leistungen haben einen Gesamtwert von EUR 5.000 / Monat.

2.2 Die wechselseitig zu erbringenden Leistungen haben danach denselben wirtschaftlichen Wert, so daß die daraus resultierenden Forderungen jeweils miteinander verrechnet werden und Zahlungen seitens der Parteien nicht zu erbringen sind.

2.3 Bei Nicht- und/oder Schlechtleistung hinsichtlich einzelner oder der ganzen Werbeleistung innerhalb eines Monats durch eine der Parteien entfällt die monatliche Verrechnung für die jeweiligen Leistungen. In diesem Fall stellt die jeweils vertragstreue Parte der anderen eine entsprechende Monatsrechnung über den in Ziffer 2.1 genanten Betrag zzgl. Umsatzsteuer in jeweils gesetzlicher Höhe. Die Geltendmachung weitergehender Ansprüche ist ausgeschlossen.

3. Keine Exklusivität / Keine Beteiligung / kein Gemeinschaftsunternehmen

Die Parteien sichern sich keinerlei Exklusivität zu Eine wirtschaftliche und/oder juristische Beteiligung oder Verflechtung der Unternehmen oder die Bildung eines Gemeinschaftsunternehmens (sog. *joint venture*) ist nicht Gegenstand dieser Vereinbarung und wird von den Parteien ausdrücklich nicht angestrebt.

4. Laufzeit, Kündigung

4.1 Der Kooperationsvertrag beginnt am 01.05.2011 und läuft auf unbestimmte Zeit. Der Vertrag kann mit einer Frist von vier (4) Wochen zum Quartalsende gekündigt werden, erstmals zum 30.06.2013. Die ordentliche Kündigung bedarf der Textform.

4.2 Das Recht zur außerordentlichen fristlosen Kündigung aus wichtigem Grund bleibt unberührt. Ein wichtiger Grund liegt insbesondere, jedoch nicht nur vor,

- wenn die andere Vertragspartei zahlungsunfähig wird oder ein Insolvenzverfahren über ihr Vermögen eröffnet oder die Eröffnung mangels Masse abgelehnt wird,
- wenn die jeweils andere Vertragspartei einmalig gegen wesentliche vertragliche Verpflichtungen oder trotz Aufforderung zu vertragsgemäßem Verhalten wiederholt gegen einfache vertraglichen Pflichten verstößt.

5. Rechtsverletzungen

5.1 Beide Seiten versichern die Einhaltung des geltenden Rechts, insbesondere die Wahrung gewerblicher Schutzrechte Dritter (Markenrechte, Urheberrechte etc.), die Wahrung des Jugendschutzes und anderer relevanter Rechtsnormen sowie der AGB der jeweils anderen Partei in der jeweils aktuellen Fassung.

5.2 Im Falle einer Inanspruchnahme von KWICK! seitens Dritter wegen Verletzung gewerblicher Schutzrechte oder anderer Rechte Dritter durch die Werbemittel von

JAUMO auf http://kwick.de stellt JAUMO KWICK! von jeder Haftung auf erstes Anfordern frei.

5.3 Im Falle einer Inanspruchnahme von JAUMO seitens Dritter wegen Verletzung gewerblicher Schutzrechte oder anderer Rechte Dritter durch die Werbemittel von KWICK! auf http://jaumo.com stellt KWICK! JAUMO von jeder Haftung auf erstes Anfordern frei.

6. Vertraulichkeit

Über die Inhalte dieses Vertrages wird strikte Vertraulichkeit vereinbart. Dies gilt auch über die Dauer des Vertrages hinaus.

7. Schlußbestimmungen

7.1 Mündliche Nebenabreden bestehen nicht. Änderungen dieses Vertrages bedürfen zu ihrer Wirksamkeit der Textform (Brief, Fax, E-Mail).

7.2 Falls einzelne Bestimmungen dieses Vertrages unwirksam sein sollten oder dieser Vertrag Lücken enthält, wird dadurch die Wirksamkeit der übrigen Bestimmungen nicht berührt. Anstelle der unwirksamen Bestimmung werden die Gesellschafter diejenige wirksame Bestimmung vereinbaren, welche dem Sinn und Zweck der unwirksamen Bestimmung entspricht. Im Falle von Lücken werden die Gesellschafter diejenige Bestimmung vereinbaren, die dem entspricht, was nach Sinn und Zweck dieses Vertrages vernünftigerweise vereinbart worden wäre, hätte man die Angelegenheit von vornherein bedacht.

7.3 Gerichtsstand für alle Streitigkeiten aus und in Zusammenhang mit diesem Vertrag ist, soweit gesetzlich zulässig, für beide Parteien bis zu einem Streitwert von EUR 5.000,00 Waiblingen, bei höheren Streitwerten Stuttgart.

7.4 Es gilt ausschließlich deutsches Recht mit Ausnahme des internationalen Privatrechts und des UN-Kaufrechts.

Weinstadt, 28.03.11	Weinstadt, 28.03.11
Ort, Datum	Ort, Datum
[signature]	[signature]
KWICK! Community GmbH & Co KG	Jaumo GmbH
vertreten d. d. GF Jens Kammerer	vertreten d. d. GF Jens Kammerer

ANLAGE

Integrationsbeispiele gemäß Ziffer 1.1 und 1.2:

1. **KWICK!**


KWICK!
STARTSEITE
MEIN PROFIL
MITGLIEDER
COMMUNITY
Jens
Ausloggen
Neuigkeiten
Was machst Du gerade?
Ereignisse

Startseite eingeloggt
Position in rechter Spalte im Content Bereich
300 x 150 Pixel

2. **JAUMO**

Logout-Seite
Content Ad
Format: 300 x 250 Pixel

Annex 2
zur Urkunde vom 30.09.2011, UR.Nr. 2506/2011 Z des Notars
Dr. Zagst in Stuttgart.

Arbeitsvertrag
Geschäftsführer

zwischen KWICK! Community GmbH & Co. KG (KWICK!)
v. d. d. pers. haft. Gesellsch. KWICK! Community Beteiligungs-GmbH,
diese vertreten durch ihre Alleingesellschafterin
Kiwibox.Com, Inc., 330 West 38th Street, New York, NY 10018, USA,
diese vertreten durch ihren President und CEO, Herrn André Scholz

- nachfolgend Arbeitgeber genannt -

und Jens KAMMERER
Konnenbergstraße 67, 73614 Schorndorf

- nachfolgend Arbeitnehmer genannt -

1. Vertragsgegenstand

1.1 Der Arbeitnehmer wird vom Arbeitgeber als Geschäftsführer angestellt und übernimmt zum 01.07.2011 die Geschäftsführung der Gesellschaft nach Maßgabe der nachfolgenden Bestimmungen.

1.2 Der Geschäftsführer führt die Geschäfte der Gesellschaft mit der Sorgfalt eines ordentlichen Kaufmannes nach Maßgabe

- der anwendbaren Gesetze und behördlichen Vorschriften,
- des Gesellschaftsvertrages der Gesellschaft (nachfolgend „**Satzung**"),
- der Geschäftsordnung für die Geschäftsführung (soweit vorhanden),
- der Bestimmungen dieses Vertrages
- der Weisungen der Gesellschafterversammlung.

1.3 Der Geschäftsführer vertritt die Gesellschaft allein und ist berechtigt, im Namen der Gesellschaft mit sich im eigenen Namen oder als Vertreter eines Dritten Rechtsgeschäfte abzuschließen (Befreiung vom Verbot des Selbstkontrahierens im Sinne des § 181 BGB).

1.4 Der Geschäftsführer erstattet dem Management der Kiwibox.com Inc. regelmäßig per Telefon, E-Mail oder persönlich Bericht über die Geschäftsentwicklung des Unternehmens (KWICK!). Der Bericht erfolgt nach Wahl der Kiwibox.com Inc. an einen oder mehrere ihrer Officers bzw. Directors persönlich bzw. an die jeweils von der Kiwibox.com Inc. mitzuteilende Kontaktadresse.

1.5 Der Abschluss von Verträgen mit einem Geschäftsvolumen von mehr als EUR 150.000,- (pro Vertrag) sowie die Einstellung oder Entlassung von mehr als drei Mitarbeitern binnen dreißig (30) Tagen bedarf jeweils der vorherigen Zustimmung der Kiwibox.Com Inc. in Textform (Brief, Fax, E-Mail).

2. Arbeitszeit / Arbeitsort

2.1 Die regelmäßige wöchentliche Arbeitszeit beträgt 40 Stunden. Der Beginn und das Ende der täglichen Arbeitszeit sowie der Pausen richten sich nach den betrieblichen Regelungen des Arbeitgebers unter Berücksichtigung der betrieblichen Erfordernisse.

2.2 Soweit die betrieblichen Umstände es erfordern, ist der Arbeitnehmer verpflichtet, auf Anforderung des Arbeitgebers und im gesetzlich zulässigen Rahmen auch über die regelmäßige Arbeitszeit hinaus Mehr-, Wochenend- und Feiertagsarbeit zu leisten.

2.3 Arbeitsort ist grundsätzlich der Sitz der Betriebsstätte des Arbeitgebers. Aus dringenden betrieblichen Gründen ist der Arbeitnehmer auf Verlangen des Arbeitgebers verpflichtet, seine Tätigkeit vorübergehend auch an einem anderen Ort zu erbringen.

2.4 Dem Arbeitnehmer ist bekannt, dass die Tätigkeit auch Reisen im Inland und im Ausland beinhalten kann und dass er aufgefordert werden kann, an Fortbildungen teilzunehmen.

3. Vergütung

3.1.1 Die Vergütung des Arbeitnehmers beträgt brutto EUR 180.000,00 EUR (in Worten: einhundertachtzigtausend Euro) pro Jahr und ist in zwölf (12) gleichen Raten von je EUR 15.000,00 (in Worten: fünfzehntausend Euro) jeweils zum letzten eines Monats unter Einbehaltung der gesetzlichen Abzüge, insbesondere der Lohnsteuer und der Beiträge zur Sozialversicherung, auf das in Ziffer **3.2** benannte Konto des Arbeitnehmers zu zahlen.

3.1.2 Zusammen mit der Vergütung gemäß Ziffer 3.1.1 zahlt der Arbeitgeber einen Betrag in Höhe der Hälfte der jeweiligen monatlichen Beiträge der privaten Krankenversicherung des Arbeitnehmers an den Arbeitnehmer als Lohn aus (Bezugsbestandteil). Der Arbeitnehmer wird dem Arbeitgeber die jeweilige Höhe der monatlichen Beiträge der privaten Krankenversicherung bei Beginn des Arbeitsverhältnisses sowie spätere Änderungen der Beiträge umgehend durch Vorlage der Beitragsbescheide nachweisen.

3.1.3 Zusätzlich zahlt der Arbeitgeber an den Arbeitnehmer einen Betrag von EUR 15.000,00 (in Worten: fünfzehntausend Euro) als „dreizehntes Monatsgehalt". Dieses ist jeweils zum letzten des Monats Dezember unter Einbehaltung der gesetzlichen Abzüge auf das in Ziffer **3.2** benannte Konto zu zahlen.

3.2 Die Vergütung gemäß Ziffer 3.1.1 bis 3.1.3 ist jeweils auf das nachfolgende Konto des Arbeitnehmers zu zahlen:

Kto.-Inhaber:	Jens KAMMERER
Kto.-Nummer:	5286434
BLZ:	602 500 10
Kreditinstitut:	Kreissparkasse Waiblingen

3.3 Die Auszahlung der Vergütung an den Arbeitnehmer setzt voraus, dass der Arbeitnehmer dem Arbeitgeber eine jeweils aktuell gültige Lohnsteuerkarte ausgehändigt hat bzw. dem Arbeitgeber zum Zweck des Abrufs der elektronischen Lohnsteuerabzugsmerkmale (ELStAM) die eigene steuerliche Identifikationsnummer sowie das Geburtsdatum mitgeteilt hat.

3.4 Die Zahlung der Vergütung gemäß Ziffer 3.1.1 bis 3.1.3 erfolgt bei unterjährigem Ein- oder Austritt des Arbeitnehmers *pro rata temporis*.

3.5 Mit der Zahlung der vereinbarten Vergütung sind Über- und Mehrarbeitsstunden sowie Samstags-, Sonn- und Feiertagsarbeit im gesetzlich zulässigen Umfang abgegolten.

3.6 Vergütungsansprüche des Arbeitnehmers dürfen ohne schriftliche Zustimmung des Arbeitgebers weder verpfändet noch abgetreten werden. Die Zustimmung des Arbeitsgebers darf nur aus wichtigen Gründen verweigert werden. Der Arbeitnehmer hat die aus der Verpfändung oder Abtretung der Gehaltsansprüche erwachsenden Kosten zu tragen.

3.7 Überzahltes Arbeitsentgelt ist uneingeschränkt zurückzugewähren, wenn der Arbeitnehmer Kenntnis von der Überzahlung erlangt oder wenn der Arbeitnehmer die Ursache für die Überzahlung selbst gesetzt hat. Die Aufrechnung gegen den Rückgewähranspruch des Arbeitsgebers ist nur mit anerkannten oder rechtskräftig festgestellten Forderungen des Arbeitnehmers zulässig.

4. Laufzeit / Kündigung

4.1 Das Arbeitsverhältnis beginnt am 01.07.2011 und ist zunächst bis zum 30.06.2016 befristet (Mindestvertragslaufzeit). Widerspricht keine der Parteien mit einer Frist von sechs (6) Monaten schriftlich einer Fortsetzung, verlängert sich das Arbeitsverhältnis auf unbestimmte Zeit. Für die Rechtzeitigkeit des Widerspruchs ist das Datum des Zugangs maßgeblich.

4.2 Während der vereinbarten Mindestvertragslaufzeit ist eine Beendigung des Arbeitsverhältnisses nur bei Vorliegen eines wichtigen Grundes durch außerordentliche fristlose Kündigung möglich. Ein wichtiger Grund, der den Arbeitgeber zur vorzeitigen außerordentlichen fristlosen Kündigung berechtigt, liegt nach dem übereinstimmenden Willen der Vertragsparteien vor, wenn

4.2.1 sich der Arbeitnehmer ohne rechtlichen Grund weigert, seinen ihm im Zusammenhang mit Anstellungsverhältnis rechtmäßig zugewiesenen Aufgaben und

Pflichten nachzukommen und sich auch noch zwanzig (20) Tage nach Zugang einer aufgrund dieser Verweigerung ausgesprochenen schriftlichen Abmahnung der Kiwibox.Com Inc. als Alleingesellschafterin des Arbeitgebers weigert, den genannten Pflichten nachzukommen; oder

4.2.2 der Arbeitnehmer nachhaltig gegen grundlegende Pflichten nach diesem Arbeitsvertrag, insbesondere gegen die Bestimmungen der Ziffer 10. (Verschwiegenheitspflicht / Umgang mit geschäftlichen Daten) und/oder der Ziffer 14. (Eigentum und Nutzungsrechte an Arbeitsergebnissen) verstößt und wenn dem Arbeitgeber oder der Kiwibox.Com Inc. als Alleingesellschafterin des Arbeitgebers aufgrund dieses Verstoßes nachweislich ein erheblicher Schaden entstanden ist und/oder aufgrund dieses Verstoßes nachweislich entstehen wird; oder

4.2.3 sich der Arbeitnehmer grob fahrlässig oder vorsätzlich eines nach der Rechtsordnung zu missbilligenden Fehlverhaltens schuldig macht, das zu Lasten des Arbeitgebers oder der Kiwibox.Com Inc. als Alleingesellschafterin des Arbeitgebers nachweislich einen erheblichen Schaden verursacht hat; oder

4.2.4 der Arbeitnehmer wegen eines Verbrechens gerichtlich angeklagt oder gerichtlich verurteilt ist, das nach dem anwendbaren Recht mit mindestens einem Jahr Freiheitsstrafe geahndet wird.

4.2.5 Im Falle der Ziffern 4.2.1 und 4.2.2 wird eine außerordentliche Kündigung frühestens dreißig (30) Tage nach Zugang einer aufgrund des betreffenden Verstoßes ausgesprochenen schriftlichen Abmahnung der Kiwibox.Com Inc. als Alleingesellschafterin des Arbeitgebers und nur dann wirksam, wenn der Arbeitnehmer den betreffenden Verstoß trotz der Abmahnung nicht binnen dreißig (30) Tage nach deren Zugang abgestellt hat.

4.2.6 Im Falle der Ziffern 4.2.3 und 4.2.4 wird eine außerordentliche Kündigung sofort mit deren Zugang wirksam.

4.2.7 Ein wichtiger Grund, der den Arbeitgeber einmalig zur vorzeitigen außerordentlichen Kündigung berechtigt, liegt ferner vor, wenn der von KWICK! sowohl im Zeitraum 01.07.2011 bis 30.06.2012 als auch im Zeitraum 01.07.2012 bis 30.06.2013 jeweils erwirtschaftete „Nettogewinn" um jeweils mehr als zehn Prozent (10 %) niedriger ist als der „Nettogewinn" aus dem Zeitraum 01.07.2010 bis 30.06.2011 **und** darüber hinaus eine der vorstehenden Ziffern 4.2.1 bis 4.2.4 verwirklicht ist. Eine Kündigung auf dieser Grundlage ist nur binnen dreißig (30) Tagen nach Vorliegen der betreffenden Gewinnermittlung des Zeitraums 01.07.2012 bis 30.06.2013 möglich und kann nur bis zum 15. September 2013 ausgesprochen werden. Die Berechnung des jeweils maßgeblichen „Nettogewinns" bestimmt sich ausschließlich nach den Bestimmungen von Artikel 1 Ziffer 1.1 (e) D. und E. des Anteilskaufvertrages über die Geschäftsanteile an der KWICK! Community GmbH & Co. KG und der KWICK! Community Beteiligungs GmbH („**LIMITED PARTNER'S INTEREST AND SHARE PURCHASE AGREEMENT**") vom 30.09.2011.

4.3 Wünscht der Arbeitgeber ohne Vorliegen eines wichtigen Grundes dennoch eine vorzeitige Beendigung des Arbeitsverhältnisses, ist der Arbeitgeber verpflichtet, mit dem Arbeitnehmer eine Auflösungsvereinbarung zu treffen und an den Arbeitnehmer eine Abfindung zu zahlen. Hinsichtlich der Höhe der Abfindung vereinbaren die Parteien schon jetzt, dass diese mindestens dem Betrag entsprechen muß, den der Arbeitgeber bei Fortbestand des Arbeitsverhältnisses bis zum Ablauf der vereinbarten Mindestvertragslaufzeit an den Arbeitnehmer zu zahlen verpflichtet ist (volle bis zum Ablauf der vereinbarten Mindestvertragslaufzeit ausstehende Vergütung gemäß Ziffer 3.1.1 bis 3.1.3). In Ermangelung anderweitiger Vereinbarungen ist die Abfindung in einem Betrag binnen sieben (7) Tagen nach Wirksamwerden der Auflösungsvereinbarung an den Arbeitnehmer auf das in Ziffer **3.2** benannte Konto zu zahlen. Der Arbeitnehmer kann vom Arbeitgeber auch andere Zahlungstermine oder Aufspaltungen der Zahlung verlangen. Die Parteien sind sich einig, dass eine Pflicht des Arbeitgebers zur Zahlung der Abfindung nach dieser Ziffer in allen Fällen einer wirksamen Beendigung des Arbeitsverhältnisses aufgrund eines wichtigen Grundes durch außerordentliche fristlose Kündigung nicht besteht.

4.4 Nach Ablauf der Mindestvertragslaufzeit kann das Arbeitsverhältnis mit einer Frist von sechs (6) Monaten zum Halbjahresende ordentlich gekündigt werden. Für die Rechtzeitigkeit der Kündigung ist das Datum des Zugangs maßgeblich.

4.5 Im Falle einer Kündigung ist der Arbeitgeber berechtigt, den Arbeitnehmer in der verbleibenden Zeit bis zum Ende des Arbeitsverhältnisses unter Fortzahlung seiner Vergütung von der Arbeit freizustellen, soweit besonders schutzwürdige und überwiegende Interessen des Arbeitgebers dies rechtfertigen. Die Freistellung erfolgt unter Anrechnung von etwa noch bestehenden Urlaubsansprüchen. Der Arbeitgeber kann die Freistellung nach Ablauf des Zeitraums, in dem der Urlaubsanspruch angerechnet wurde, jederzeit widerrufen.

4.6 Das Vertragsverhältnis endet in jedem Falle automatisch am Ende des Monats, in dem der Arbeitnehmer das gesetzliche Rentenalter erreicht hat.

4.7 Das Recht beider Parteien zur außerordentlichen Kündigung aus wichtigem Grund (Ziffer 4.2) bleibt unberührt. Jede Kündigung hat schriftlich zu erfolgen.

4.8 Vom Arbeitgeber überlassene Arbeits- und Geschäftsunterlagen sowie sonstige Arbeitsmittel hat der Arbeitnehmer mit Beendigung des Arbeitsverhältnisses unaufgefordert zurückzugeben. Ein diesbezügliches Zurückbehaltungsrecht des Arbeitnehmers ist ausgeschlossen.

5. Urlaub

5.1 Der Arbeitnehmer erhält dreißig (30) Arbeitstage Jahresurlaub pro Kalenderjahr. Arbeitstage sind alle Kalendertage mit Ausnahme von Samstagen, Sonntagen und gesetzlichen Feiertagen am Arbeitsort. Im Übrigen richtet sich der Urlaubsanspruch des Arbeitnehmers nach den gesetzlichen Bestimmungen (insb. Bundesurlaubsgesetz). Im ersten und letzten Jahr der Beschäftigung wird der Urlaub

ggf. nur anteilig entsprechend der Beschäftigungsdauer in dem betreffenden Kalenderjahr gewährt.

5.2 Der Zeitpunkt des Urlaubs ist mit dem Arbeitgeber rechtzeitig vor dem gewünschten Urlaubsbeginn abzustimmen. Dabei hat der Arbeitnehmer auf die betrieblichen Erfordernisse des Arbeitgebers gebührend Rücksicht zu nehmen. Urlaubsantrag und Genehmigung erfolgen in Textform.

5.3 Ist im Zeitpunkt der Kündigung des Arbeitsverhältnisses der Urlaubsanspruch noch nicht erfüllt, ist der Urlaub, soweit dies unter Berücksichtigung betrieblicher Interessen möglich ist, während der Kündigungsfrist zu nehmen. Soweit der Urlaub aus betrieblichen Gründen oder wegen Krankheit des Arbeitnehmers bis zum Ende des Arbeitsverhältnisses nicht in Natur gewährt werden kann, ist der Urlaub abzugelten.

5.4 Resturlaub des Vorjahres ist bis zum 31.03. abzubauen. Soweit bis zu diesem Zeitpunkt der Urlaubsanspruch aus dem Vorjahr aus betrieblichen Gründen oder aufgrund von Krankheit des Arbeitnehmers nicht erfüllbar war, wird der Urlaub abgegolten.

6. Nebentätigkeiten

6.1 Der Arbeitnehmer steht dem Arbeitgeber nicht ausschließlich zur Verfügung. Der Arbeitnehmer ist als Gesellschafter und Geschäftsführer auch für das Unternehmen Jaumo GmbH („JAUMO") sowie für das Unternehmen Celebrity News UG / AG („PROMIFLASH") tätig. Art und Umfang der Tätigkeiten des Arbeitnehmers für JAUMO und PROMIFLASH sind dem Arbeitgeber bekannt und sind dem Arbeitnehmer auch künftig ausdrücklich im selben Umfang gestattet.

6.2 Die Ausübung darüber hinausgehender Nebentätigkeiten während der Dauer des Arbeitsverhältnisses ist dem Arbeitgeber rechtzeitig im Voraus in Textform (Brief, Fax, E-Mail) mitzuteilen. Der Arbeitgeber kann der Aufnahme solcher weiterer Nebentätigkeiten nur widersprechen, wenn die weitere Nebentätigkeit die Erfüllung der Pflichten des Arbeitnehmers und sonstige berechtigte Interessen des Arbeitgebers erheblich beeinträchtigt. Eine erhebliche Beeinträchtigung der Interessen des Arbeitgebers liegt nicht vor, soweit der Arbeitnehmer auch bei Ausübung weiterer Nebentätigkeiten seinen Verpflichtungen nach diesem Vertrag in vollem Umfang nachkommt.

7. Arbeitsverhinderung / Krankheit

7.1 Der Arbeitnehmer ist verpflichtet, dem Arbeitgeber jede Arbeitsverhinderung, deren voraussichtliche Dauer sowie deren Gründe unverzüglich mitzuteilen.

7.2 Im Falle einer Arbeitsverhinderung aufgrund von Krankheit hat der Arbeitnehmer dem Arbeitgeber die Arbeitsunfähigkeit und deren voraussichtliche Dauer ab dem zweiten (2.) Tag der krankheitsbedingten Abwesenheit durch eine ärztliche Bescheinigung (Attest) nachzuweisen. Das Attest ist dem Arbeitgeber spätestens am zweiten (2.)

Tag nach dem Eintritt der krankheitsbedingten Verhinderung vorzulegen. Der Arbeitgeber ist darüber hinaus jederzeit berechtigt, den Nachweis der Arbeitsunfähigkeit durch ärztliches Attest ab dem ersten (1.) Krankheitstag zu verlangen. Dauert die krankheitsbedingte Arbeitsunfähigkeit länger als in der Bescheinigung angegeben, ist der Arbeitnehmer verpflichtet, dem Arbeitgeber vor Ablauf der attestierten Krankschreibung eine neue ärztliche Bescheinigung (Folge-Attest) vorzulegen.

7.3 Die Entgeltfortzahlung im Krankheitsfall bestimmt sich nach den jeweils geltenden gesetzlichen Bestimmungen.

7.4 Etwaige Schadenersatzansprüche des Arbeitnehmers gegen Dritte, welche die Krankheit oder sonstige Arbeitsunfähigkeit des Arbeitnehmers verursacht oder mitverursacht haben, tritt der Arbeitnehmer in Höhe der geleisteten Gehaltsfortzahlung bereits jetzt an den Arbeitgeber ab. Der Arbeitgeber nimmt diese Abtretung bereits jetzt an. Der Arbeitnehmer ist verpflichtet, dem Arbeitgeber die zur Durchsetzung der Ansprüche gegenüber Dritten erforderlichen Auskünfte unverzüglich zu erteilen und an der Durchsetzung der Ansprüche mitzuwirken.

8. Versicherung der Arbeitsfähigkeit

8.1 Der Arbeitnehmer versichert, dass er im Hinblick auf sein Aufgabengebiet und die ihm übertragenen Tätigkeiten arbeitsfähig ist, dass er zum Zeitpunkt der Einstellung an keiner ansteckenden Krankheit leidet, dass keine gesundheitlichen Beeinträchtigungen bestehen, durch welche die Eignung für die vorgesehene Tätigkeit auf Dauer oder in wiederkehrenden Abständen eingeschränkt ist, und dass auch sonstige Umstände, die der Arbeitsaufnahme oder Tätigkeit des Arbeitnehmers in absehbarer Zeit entgegenstehen (Operation, Kur etc.), oder sie wesentlich erschweren, nicht vorliegen.

8.2 Der Arbeitnehmer versichert, dass er nicht Schwerbehinderter im Sinne des Schwerbehindertengesetzes ist und auch keinen Antrag auf Anerkennung als Schwerbehinderter gestellt hat.

8.3 Der Arbeitnehmer versichert, dass er nicht vorbestraft und kein Strafverfahren gegen ihn eingeleitet ist.

9. Wettbewerbsverbot

9.1 Dem Arbeitnehmer ist es während der Dauer seiner Beschäftigung für den Arbeitgeber sowie für die Dauer von zwei (2) Jahren nach Beendigung des Anstellungsverhältnisses nicht gestattet, sich im unmittelbaren Geschäftsfeld des Arbeitgebers wirtschaftlich als Selbständiger, Berater, Arbeitnehmer, Mitarbeiter, Geschäftsführer oder Anteilsinhaber mit Einfluss auf die Geschäftsführung zu betätigen, und so unmittelbar oder mittelbar in Wettbewerb zum Arbeitgeber zu treten. Das Wettbewerbsverbot erstreckt sich auf alle Unternehmungen und

Unternehmen, die ein General Interest Social Network mit Ausrichtung auf den deutschsprachigen Markt betreiben.

9.2 Jede anderweitige wirtschaftliche Betätigung des Arbeitnehmers außerhalb des vorstehend beschriebenen Wettbewerbsverbots ist dem Arbeitnehmer nach Maßgabe der Ziffer 6. ausdrücklich gestattet.

9.3 Die Tätigkeiten des Arbeitnehmers für JAUMO und PROMIFLASH (Ziffer 6.) sind nach dem übereinstimmenden Willen der Parteien ausdrücklich vom Wettbewerbsverbot ausgenommen.

10. Verschwiegenheitspflicht / Umgang mit geschäftlichen Daten

10.1 Der Arbeitnehmer ist verpflichtet, über seine Vergütung und sämtliche innerbetrieblichen Angelegenheiten, insbesondere über als solche gekennzeichnete oder erkennbare Geschäfts- und Betriebsgeheimnisse, gegenüber Außenstehenden und unbeteiligten Mitarbeitern und sonstigen Dritten absolutes Stillschweigen zu bewahren. Diese Verschwiegenheitsverpflichtung erstreckt sich auch auf Angelegenheiten verbundener Unternehmen und Kooperationspartner des Arbeitgebers. Der Arbeitnehmer wird darauf hingewiesen, dass der Verrat von Geschäfts- und Betriebsgeheimnissen nach dem Gesetz über den unlauteren Wettbewerb (§ 17 UWG) strafbar ist.

10.2 Von der vorstehenden Verschwiegenheitspflicht ausgenommen ist der Austausch von Informationen mit der Jaumo GmbH im Rahmen des wechselseitigen Technologietransfers und der Nutzung von Synergieeffekten bei (Weiter-) Entwicklung/Bugfixing der Plattformen von KWICK! und JAUMO und der (Weiter-) Entwicklung von Know-how im Bereich der optimalen Nutzung, Überwachung und Wartung der Server und der Netzinfrastruktur gemäß Ziffer 1.2 des zwischen KWICK! und der Jaumo GmbH geschlossenen Service-Vertrages vom28.03.2011.

10.3 Der Arbeitnehmer wird darauf hingewiesen, dass im Rahmen der Geschäftsabläufe personenbezogene Daten von Kunden des Arbeitgebers, Mitarbeitern und anderen Personen elektronisch erhoben und verarbeitet werden. Soweit der Arbeitnehmer im Rahmen seiner Tätigkeit Zugang zu solchen personenbezogenen Daten erhält, verpflichtet er sich, mit größter Sorgfalt mit diesen umzugehen, diese vor dem unbefugten Zugriff durch Dritte zu schützen sowie die Daten ausschließlich zu dem zur rechtmäßigen Aufgabenerfüllung gehörenden Zweck zu verwenden. Insbesondere ist es dem Arbeitnehmer untersagt, die Daten ohne Zustimmung des Arbeitgebers gegenüber Außenstehenden und unbeteiligten Mitarbeitern zu offenbaren, die Daten ohne Befugnis an Außenstehende und unbeteiligte Mitarbeiter weiterzugeben oder diesen zugänglich zu machen oder zu eigenen oder fremden Zwecken zu nutzen.

10.4 Die in dieser Ziffer geregelte Verschwiegenheitspflicht besteht auch nach Beendigung des Vertrages fort. Sie gilt nicht, wenn die betreffenden Daten der Öffentlichkeit bekannt oder allgemein zugänglich sind, oder wenn der Arbeitnehmer von Gesetzes

wegen berechtigt oder verpflichtet ist, Angaben zu machen, zum Beispiel gegenüber dem Finanzamt, dem Arbeitsamt oder einer sonstigen staatlichen Stelle.

11. Kooperationspflichten des Arbeitnehmers

11.1 Der Arbeitnehmer ist verpflichtet, seine Arbeitskraft dem Arbeitgeber nach Maßgabe der Bestimmungen dieses Vertrages zu widmen, die Arbeitszeit pünktlich einzuhalten und nach bestem Vermögen an der Fortentwicklung des Betriebes sowie der Verbesserung aller Dienstleistungen und Organisationsverfahren aktiv und gewissenhaft mitzuarbeiten. Die Zusammenarbeit mit den Mitarbeitern soll kooperativ, umsichtig und verantwortlich sein. Der Arbeitnehmer hat ein gutes Arbeitsklima zu erhalten und zu fördern.

11.2 Der Arbeitnehmer ist verpflichtet, dem Arbeitgeber jede Änderung der persönlichen, steuerlichen bzw. versicherungsrechtlichen Verhältnisse, insbesondere jede Änderung von Anschrift und Konto-Verbindung, Steuer- und Versicherungsnummern, etc., unverzüglich in Textform (Brief, Fax, E-Mail) mitzuteilen.

11.3 Der Arbeitnehmer ist verpflichtet, auf Verlangen des Arbeitgebers an Fortbildungs- und Schulungsmaßnahmen teilzunehmen. Dies umfasst auch die Pflicht, an vorbereitenden Maßnahmen (Fragebögen, Tests etc.) teilzunehmen, die der Ermittlung des Fertigkeits- und Kenntnisstands des Arbeitnehmers dienen.

11.4 Die Annahme von Geschenken/Vergünstigungen jedweder Art von Dritten, insbesondere Geschäftspartnern des Unternehmens, ist dem Arbeitnehmer nicht gestattet. Er ist verpflichtet, dem Arbeitgeber jede derartige Andienung unverzüglich mitzuteilen.

11.5 Der Arbeitnehmer ist verpflichtet, ihm überlassene oder zur Verfügung gestellte Arbeitsmittel und -geräte pfleglich zu behandeln und dem Arbeitgeber über defekte Arbeitsmittel und -geräte unverzüglich Mitteilung zu machen.

12. Zugangsdaten, Nutzung von Computerarbeitsplätzen

12.1 Dem Arbeitnehmer bekannte, eigene oder fremde persönliche Daten, insbesondere Passwörter, Nutzernamen und anderweitige Zugangsdaten hat der Arbeitnehmer strikt vertraulich zu behandeln und so aufzubewahren, dass Dritte davon keine Kenntnis erlangen können.

12.2 Hat der Arbeitnehmer Grund zu der Annahme, dass Dritte von derartigen Daten Kenntnis erlangt haben oder derartige Daten unberechtigt nutzen, hat er den Arbeitgeber davon unverzüglich in Textform in Kenntnis zu setzen und dem Arbeitgeber sämtliche vorhandenen Anhaltspunkte und Belege für einen solchen Gebrauch zu übermitteln.

13. Arbeitnehmerdaten

Der Arbeitnehmer willigt darin ein, dass seine eigenen personenbezogenen Daten für die Zwecke der Durchführung des Arbeitsvertrages und der Personalverwaltung vom Arbeitgeber erhoben, gespeichert, verarbeitet und genutzt werden. Zu diesem Zweck darf der Arbeitgeber die personenbezogenen Daten auch an Dritte (z.B. Steuerberater, Sozialversicherungsträger, etc.) weitergeben. Im Übrigen gibt der Arbeitgeber diese Daten nur an Dritte weiter, soweit der Arbeitnehmer seine Einwilligung erklärt hat oder eine gesetzliche Verpflichtung zur Weitergabe besteht.

14. Eigentum und Nutzungsrechte an Arbeitsergebnissen

14.1 Sämtliche Arbeitsergebnisse des Arbeitnehmers einschließlich ihrer jeweiligen Vorstufen stehen ab dem Zeitpunkt ihrer Entstehung, spätestens jedoch bei Übergabe, dem Arbeitgeber und der Jaumo GmbH zu. Soweit der Arbeitnehmer seine vertragsgegenständliche Tätigkeit nicht in den Geschäftsräumen des Arbeitgebers ausübt, sondern zu Hause oder an anderen Orten, ist der Arbeitnehmer verpflichtet, vorgenannte Arbeitsergebnisse umgehend nach Fertigstellung an den Arbeitgeber zu übermitteln.

14.2 Soweit der Arbeitnehmer urheberrechtsschutzfähige Werke oder sonstige schutzfähige Arbeitsergebnisse in Erfüllung, anlässlich oder gelegentlich der Erfüllung seiner Verpflichtungen aus dem vertragsgegenständlichen Arbeitsverhältnis schafft, überträgt er dem Arbeitgeber bereits hiermit sämtliche nicht ausschließlichen, inhaltlich, zeitlich und räumlich unbeschränkten und auf Dritte übertragbaren Veröffentlichungs-, Nutzungs-, Verwertungs- und Bearbeitungsrechte an allen urheber-, marken-, geschmacksmuster- oder gebrauchsmusterrechtlich oder nach sonstigen Schutzrechten schutzfähigen Arbeitsergebnissen zur umfassenden und unbeschränkten Nutzung des Arbeitgebers in allen bekannten und unbekannten Medien und Nutzungsformen. Dazu gehört insbesondere das Recht, Abänderungen, Übersetzungen, Bearbeitungen oder andere Umgestaltungen vorzunehmen, die Leistungsergebnisse und deren Vorstufen, Entwürfe, Zwischenergebnisse etc. im Original oder in abgeänderter, übersetzter, bearbeiteter oder umgestalteter Form in einem beliebigen Medium und auf beliebigen Datenträgern digital, in körperlicher oder in unkörperlicher Form zu verbreiten, insbesondere nicht-öffentlich und öffentlich wiederzugeben, auch durch Bild-, Ton- und sonstige Informationsträger, das Recht zur Nutzung, Bereitstellung und Verwertung im Internet, in Datennetzen und Online-Diensten einschließlich des Rechts, die Ergebnisse den Nutzern der vorgenannten Netze und Dienste zum Abruf und zum Herunterladen zur Verfügung zu stellen, sowie das Recht, die Ergebnisse auf Computern und anderen datenverarbeitenden Anlagen zu nutzen und durch Dritte nutzen zu lassen. Die Rechteübertragung umfasst auch das Recht, Dritten - mit Ausnahme der Jaumo GmbH - die Nutzung der schutzfähigen Leistungsergebnisse zu untersagen. Die Übertragung der vorgenannten Rechte umfasst die Erlaubnis zur Bearbeitung und Weiterübertragung / Lizenzvergabe an Dritte im In- und Ausland. Der Arbeitgeber nimmt diese Übertragung an, ist jedoch nicht zur Ausübung der ihm übertragenen Nutzungsrechte verpflichtet.

14.3 Vorgenannte Rechteübertragungen sind mit der Vergütung des Arbeitnehmers vollumfänglich abgegolten.

14.4 Der Arbeitnehmer versichert, dass er über die Rechte, die er dem Arbeitgeber einräumt, tatsächlich verfügen kann und nicht bereits in einer Weise anderweitig - zu eigenem oder fremdem Nutzen - verfügt hat oder verfügen wird, die der Nutzung durch den Arbeitgeber entgegenstehen. Die Nutzung der Arbeitsergebnisse durch die Jaumo GmbH ist dem Arbeitgeber bekannt; er erklärt sich damit ausdrücklich einverstanden. Wird der Arbeitgeber im Hinblick auf die hier geregelten Arbeitsergebnisse von Dritten wegen einer Schutzrechtsverletzung in Anspruch genommen, stellt der Arbeitnehmer den Arbeitgeber insoweit auf erstes Anfordern von allen diesbezüglichen Ansprüchen Dritter frei.

14.5 Dem Arbeitnehmer ist die gewerbliche Nutzung der in dieser Ziffer geregelten Werke ohne Zustimmung des Arbeitgebers zu eigenen Zwecken weder während des Bestehens noch nach Ende des Arbeitsverhältnisses gestattet. Ausgenommen hiervon ist ausdrücklich das Recht des Arbeitnehmers, diese Arbeitsergebnisse der Jaumo GmbH vollumfänglich zur allumfassenden Nutzung zu überlassen.

15. Reisekosten / Auslagen

Sofern der Arbeitnehmer mit angemessenen und erforderlichen Auslagen (z. B. Reisekosten) in Vorleistung tritt, erstattet der Arbeitgeber dem Arbeitnehmer diese Auslagen im Rahmen der steuerlich zulässigen Höchstsätze gegen Vorlage einer ordnungsgemäßen Abrechnung, der die Originalbelege beizufügen sind.

16. Nutzung von Firmenfahrzeugen ohne gesonderten Dienstwagenvertrag

16.1 Der Arbeitgeber stellt dem Arbeitnehmer ein Firmenfahrzeug zur alleinigen Nutzung nach Maßgabe der folgenden Bestimmungen zur Verfügung:

- Der bislang auf den Arbeitnehmer persönlich laufende Leasingvertrag (**allen Beteiligten bekannt**) wird zum 01.07.2011 vom Arbeitnehmer auf den Arbeitgeber überschrieben.
- Der Arbeitgeber tritt mit Wirkung zum 01.07.2011 anstelle des Arbeitnehmers in diesen Leasingvertrag ein und übernimmt mit Wirkung zum 01.07.2011 alle daraus resultierenden Rechte und Pflichten gegenüber dem Leasinggeber. Der Arbeitgeber übernimmt mit Wirkung zum 01.07.2011 insbesondere sämtliche Kosten des Firmenfahrzeugs des Arbeitnehmers (alle laufenden Kosten einschließlich Kosten für Verbrauch, Versicherung, Steuern, Reparaturen, Inspektionen, Kaskoversicherung, Selbstbeteiligung, etc.).
- Bei Ablauf des Leasingvertrages ist der Arbeitgeber verpflichtet, dem Arbeitnehmer ein neues Firmenfahrzeug gleicher Klasse, Größe, Ausstattung, etc. nach Auswahl des Arbeitnehmers zur alleinigen Nutzung zur Verfügung zu stellen. Ein Firmenfahrzeug einer kleineren Klasse und/oder mit geringerer Ausstattung ist ausgeschlossen.

- Der Arbeitnehmer ist berechtigt, ein Fahrzeuge einer höheren Klasse und/oder mit besserer Ausstattung zu verlangen. In diesem Fall hat der Arbeitnehmer diejenigen Mehrkosten selbst zu tragen, die aus der Wahl des Fahrzeugs einer höheren Klasse und/oder mit besserer Ausstattung nachweislich resultiert.
- Der Arbeitnehmer ist berechtigt, das Firmenfahrzeug auch privat zu nutzen und das Firmenfahrzeug seinem Ehepartner zu überlassen.
- Die private Nutzung des Firmenfahrzeugs versteuert der Arbeitnehmer im Wege der sog. 1%-Regelung; alternativ steht es dem Arbeitnehmer frei, den Umfang der tatsächlichen privaten Nutzung mittels Führung eines Fahrtenbuchs nachzuweisen.

16.2 Der Arbeitnehmer ist berechtigt, jedoch nicht verpflichtet, ein Fahrtenbuch zu führen.

16.3 Dem Arbeitnehmer ist das Führen des Firmenfahrzeugs nur gestattet, wenn er im Besitz einer gültigen Fahrerlaubnis ist, die ihn zum Führen eines Fahrzeugs der entsprechenden Führerscheinklasse berechtigt, und gegen ihn kein Fahrverbot verhängt ist.

16.4 Der Arbeitnehmer ist verpflichtet, das Firmenfahrzeug schonend und umsichtig zu fahren und die Verkehrsvorschriften einzuhalten. Eine Benutzung des Firmenfahrzeugs nach dem Genuss alkoholischer Getränke, der Einnahme berauschender Mittel oder bewusstseinseinschränkender Medikamente ist strikt untersagt.

16.5 Der Arbeitnehmer ist verpflichtet, nach einem Unfall-, Brand-, Diebstahl-, Wild- oder sonstigen Fahrzeugschaden unverzüglich die Polizei zu verständigen. Dies gilt auch bei Unfällen ohne Mitwirkung Dritter. Ansprüche von Unfallbeteiligten dürfen nicht anerkannt werden. Der Arbeitnehmer verpflichtet sich ferner, den Arbeitgeber bei der Verfolgung von Ansprüchen oder der Abwehr von Ansprüchen in allen in dieser Ziffer 17. geregelten Fällen nach bestem Wissen und Gewissen zu unterstützen und dem Arbeitgeber sämtliche ihm bekannten Daten, Namen, Anschriften, Beteiligte, Kfz-Kennzeichen, polizeiliche Aktenzeichen, Zeugen, etc. in Textform (Brief, Fax, E-Mail) zur Verfügung zu stellen.

17. Verfall- / Ausschlussfristen

Die Parteien müssen Ansprüche aus dem Arbeitsverhältnis spätestens innerhalb von sechs (6) Monaten nach ihrer Fälligkeit in Textform (Brief, Fax, E-Mail) geltend machen und im Falle des Schweigens oder der Ablehnung durch die Gegenseite innerhalb von sechs (6) weiteren Monaten gerichtlich geltend machen. Andernfalls erlöschen sie. Für Ansprüche aus unerlaubter Handlung sowie wegen einer grob fahrlässigen oder vorsätzlichen Verletzung einer Vertragspflicht gelten uneingeschränkt die gesetzlichen Bestimmungen.

18. Schlussbestimmungen

18.1 Sämtliche zwischen den Vertragsparteien vor Abschluss dieses Vertrages etwa getroffenen Vereinbarungen betreffend das Arbeitsverhältnis treten mit Abschluss dieses Vertrages außer Kraft.

18.2 Sind oder werden einzelne Bestimmungen dieses Vertrages unwirksam, so bleibt die Gültigkeit des Vertrages im Übrigen unberührt. Ungültige Bestimmungen gelten einvernehmlich als durch solche ersetzt, die unter Berücksichtigung der Interessenlage beider Parteien den gewünschten wirtschaftlichen Zweck zu erreichen am besten geeignet sind. Entsprechendes gilt für die Ausfüllung von Lücken, die sich in diesem Vertrag etwa herausstellen könnten.

18.3 Nebenabreden wurden keine getroffen. Änderungen und Ergänzungen dieses Vertrages bedürfen zu ihrer Rechtswirksamkeit der Schriftform. Das gleiche gilt für eine Abbedingung dieser Schriftformklausel.

18.4 Der Vertrag unterliegt dem Recht der Bundesrepublik Deutschland mit Ausnahme der Regelungen des internationalen Privatrechts (IPR).

18.5 Erfüllungsort ist Weinstadt. Soweit Gerichtsstandsvereinbarungen zulässig sind, wird Weinstadt als ausschließlicher Gerichtsstand vereinbart.

Weinstadt, den ________________	Weinstadt, den ________________
____________________________	____________________________
KWICK! Community GmbH & Co. KG v. d. KWICK! Community Beteiligungs-GmbH diese v. d. Kiwibox.Com, Inc. diese v. d. President und CEO André Scholz	Jens KAMMERER

Annex 3
zur Urkunde vom 30.09.2011, UR.Nr. 2506/2011 Z des Notars Dr. Zagst
in Stuttgart:

Arbeitsvertrag

Prokurist

zwischen KWICK! Community GmbH & Co. KG
v. d. d. pers. haft. Gesellsch. KWICK! Community Beteiligungs-GmbH,
diese vertreten durch ihre Alleingesellschafterin
Kiwibox.Com, Inc., 330 West 38th Street, New York, NY 10018, USA,
diese vertreten durch ihren President und CEO, Herrn André Scholz

- nachfolgend Arbeitgeber genannt -

und Benjamin ROTH
Sodener Straße 34, 70372 Stuttgart

- nachfolgend Arbeitnehmer genannt -

1. Vertragsgegenstand

1.1 Der Arbeitnehmer wird vom Arbeitgeber zum 01.07.2011 als Prokurist angestellt und leitet die gesamte Entwicklungsabteilung der Gesellschaft nach Maßgabe der nachfolgenden Bestimmungen.

1.2 Der Arbeitgeber ist berechtigt, dem Arbeitnehmer aus dringenden betrieblichen Gründen auch anderweitige, zumutbare und den Fähigkeiten des Arbeitnehmers entsprechende Tätigkeiten zu übertragen.

1.3 Der Abschluss von Verträgen mit einem Geschäftsvolumen von mehr als EUR 150.000,- (pro Vertrag) sowie die Einstellung oder Entlassung von mehr als drei Mitarbeitern binnen dreißig (30) Tagen bedarf jeweils der vorherigen Zustimmung der Kiwibox.Com Inc. in Textform (Brief, Fax, E-Mail).

2. Arbeitszeit / Arbeitsort

2.1 Die regelmäßige wöchentliche Arbeitszeit beträgt 40 Stunden. Der Beginn und das Ende der täglichen Arbeitszeit sowie der Pausen richten sich nach den betrieblichen Regelungen des Arbeitgebers unter Berücksichtigung der betrieblichen Erfordernisse.

2.2 Soweit die betrieblichen Umstände es erfordern, ist der Arbeitnehmer verpflichtet, auf Anforderung des Arbeitgebers und im gesetzlich zulässigen Rahmen auch über die regelmäßige Arbeitszeit hinaus Mehr-, Wochenend- und Feiertagsarbeit zu leisten.

2.3 Arbeitsort ist grundsätzlich der Sitz der Betriebsstätte des Arbeitgebers. Aus dringenden betrieblichen Gründen ist der Arbeitnehmer auf Verlangen des Arbeitgebers verpflichtet, seine Tätigkeit vorübergehend auch an einem anderen Ort zu erbringen.

2.4 Dem Arbeitnehmer ist bekannt, dass die Tätigkeit auch Reisen im Inland und im Ausland beinhalten kann und dass er aufgefordert werden kann, an Fortbildungen teilzunehmen.

3. Vergütung

3.1.1 Die Vergütung des Arbeitnehmers beträgt brutto EUR 162.000,00 EUR (in Worten: einhundertzweiundsechzigtausend Euro) pro Jahr und ist in zwölf (12) gleichen Raten von je EUR 13.500,00 (in Worten: dreizehntausendfünfhundert Euro) jeweils zum letzten eines Monats unter Einbehaltung der gesetzlichen Abzüge, insbesondere der Lohnsteuer und der Beiträge zur Sozialversicherung, auf das in Ziffer **3.2** benannte Konto des Arbeitnehmers zu zahlen.

3.1.2 Zusammen mit der Vergütung gemäß Ziffer 3.1.1 zahlt der Arbeitgeber einen Betrag in Höhe der Hälfte der jeweiligen monatlichen Beiträge der privaten Krankenversicherung des Arbeitnehmers an den Arbeitnehmer als Lohn aus (Bezugsbestandteil). Der Arbeitnehmer wird dem Arbeitgeber die jeweilige Höhe der monatlichen Beiträge der privaten Krankenversicherung bei Beginn des Arbeitsverhältnisses sowie spätere Änderungen der Beiträge umgehend durch Vorlage der Beitragsbescheide nachweisen.

3.1.3 Zusätzlich zahlt der Arbeitgeber an den Arbeitnehmer einen Betrag von EUR 13.500,00 (in Worten: dreizehntausendfünfhundert Euro) als „dreizehntes Monatsgehalt". Dieses ist jeweils zum letzten des Monats Dezember unter Einbehaltung der gesetzlichen Abzüge auf das in Ziffer **3.2** benannte Konto zu zahlen.

3.2 Die Vergütung gemäß Ziffer 3.1.1 bis 3.1.3 ist jeweils auf das nachfolgende Konto des Arbeitnehmers zu zahlen:

Kto.-Inhaber:	Benjamin ROTH
Kto.-Nummer:	7836046475
BLZ:	600 501 01
Kreditinstitut:	BW-Bank

3.3 Die Auszahlung der Vergütung an den Arbeitnehmer setzt voraus, dass der Arbeitnehmer dem Arbeitgeber eine jeweils aktuell gültige Lohnsteuerkarte ausgehändigt hat bzw. dem Arbeitgeber zum Zweck des Abrufs der elektronischen Lohnsteuerabzugsmerkmale (ELStAM) die eigene steuerliche Identifikationsnummer sowie das Geburtsdatum mitgeteilt hat.

3.4 Die Zahlung der Vergütung gemäß Ziffer 3.1.1 bis 3.1.3 erfolgt bei unterjährigem Ein- oder Austritt des Arbeitnehmers *pro rata temporis.*

3.5 Mit der Zahlung der vereinbarten Vergütung sind Über- und Mehrarbeitsstunden sowie Samstags-, Sonn- und Feiertagsarbeit im gesetzlich zulässigen Umfang abgegolten.

3.6 Vergütungsansprüche des Arbeitnehmers dürfen ohne schriftliche Zustimmung des Arbeitgebers weder verpfändet noch abgetreten werden. Die Zustimmung des Arbeitsgebers darf nur aus wichtigen Gründen verweigert werden. Der Arbeitnehmer hat die aus der Verpfändung oder Abtretung der Gehaltsansprüche erwachsenden Kosten zu tragen.

3.7 Überzahltes Arbeitsentgelt ist uneingeschränkt zurückzugewähren, wenn der Arbeitnehmer Kenntnis von der Überzahlung erlangt oder wenn der Arbeitnehmer die Ursache für die Überzahlung selbst gesetzt hat. Die Aufrechnung gegen den Rückgewähranspruch des Arbeitsgebers ist nur mit anerkannten oder rechtskräftig festgestellten Forderungen des Arbeitnehmers zulässig.

4. Laufzeit / Kündigung

4.1 Das Arbeitsverhältnis beginnt am 01.07.2011 und ist zunächst bis zum 30.06.2014 befristet (Mindestvertragslaufzeit). Widerspricht keine der Parteien mit einer Frist von sechs (6) Monaten schriftlich einer Fortsetzung, verlängert sich das Arbeitsverhältnis auf unbestimmte Zeit. Für die Rechtzeitigkeit des Widerspruchs ist das Datum des Zugangs maßgeblich.

4.2 Während der vereinbarten Mindestvertragslaufzeit ist eine Beendigung des Arbeitsverhältnisses nur bei Vorliegen eines wichtigen Grundes durch außerordentliche fristlose Kündigung möglich. Ein wichtiger Grund, der den Arbeitgeber zur vorzeitigen außerordentlichen fristlosen Kündigung berechtigt, liegt nach dem übereinstimmenden Willen der Vertragsparteien vor, wenn

4.2.1 sich der Arbeitnehmer ohne rechtlichen Grund weigert, seinen ihm im Zusammenhang mit Anstellungsverhältnis rechtmäßig zugewiesenen Aufgaben und Pflichten nachzukommen und sich auch noch zwanzig (20) Tage nach Zugang einer aufgrund dieser Verweigerung ausgesprochenen schriftlichen Abmahnung der Kiwibox.Com Inc. als Alleingesellschafterin des Arbeitgebers weigert, den genannten Pflichten nachzukommen; oder

4.2.2 der Arbeitnehmer nachhaltig gegen grundlegende Pflichten nach diesem Arbeitsvertrag, insbesondere gegen die Bestimmungen der Ziffer 10. (Verschwiegenheitspflicht / Umgang mit geschäftlichen Daten) und/oder der Ziffer 14. (Eigentum und Nutzungsrechte an Arbeitsergebnissen) verstößt und wenn dem Arbeitgeber oder der Kiwibox.Com Inc. als Alleingesellschafterin des Arbeitgebers aufgrund dieses Verstoßes nachweislich ein erheblicher Schaden entstanden ist und/oder aufgrund dieses Verstoßes nachweislich entstehen wird; oder

4.2.3 sich der Arbeitnehmer grob fahrlässig oder vorsätzlich eines nach der Rechtsordnung zu missbilligenden Fehlverhaltens schuldig macht, das zu Lasten des Arbeitgebers oder der Kiwibox.Com Inc. als Alleingesellschafterin des Arbeitgebers nachweislich einen erheblichen Schaden verursacht hat; oder

4.2.4 der Arbeitnehmer wegen eines Verbrechens gerichtlich angeklagt oder gerichtlich verurteilt ist, das nach dem anwendbaren Recht mit mindestens einem Jahr Freiheitsstrafe geahndet wird.

4.2.5 Im Falle der Ziffern 4.2.1 und 4.2.2 wird eine außerordentliche Kündigung frühestens dreißig (30) Tage nach Zugang einer aufgrund des betreffenden Verstoßes ausgesprochenen schriftlichen Abmahnung der Kiwibox.Com Inc. als Alleingesellschafterin des Arbeitgebers und nur dann wirksam, wenn der Arbeitnehmer den betreffenden Verstoß trotz der Abmahnung nicht binnen dreißig (30) Tage nach deren Zugang abgestellt hat.

4.2.6 Im Falle der Ziffern 4.2.3 und 4.2.4 wird eine außerordentliche Kündigung sofort mit deren Zugang wirksam.

4.2.7 Ein wichtiger Grund, der den Arbeitgeber einmalig zur vorzeitigen außerordentlichen Kündigung berechtigt, liegt ferner vor, wenn der von KWICK! sowohl im Zeitraum 01.07.2011 bis 30.06.2012 als auch im Zeitraum 01.07.2012 bis 30.06.2013 jeweils erwirtschaftete „Nettogewinn" um jeweils mehr als zehn Prozent (10 %) niedriger ist als der „Nettogewinn" aus dem Zeitraum 01.07.2010 bis 30.06.2011 **und** darüber hinaus eine der vorstehenden Ziffern 4.2.1 bis 4.2.4 verwirklicht ist. Eine Kündigung auf dieser Grundlage ist nur binnen dreißig (30) Tagen nach Vorliegen der betreffenden Gewinnermittlung des Zeitraums 01.07.2012 bis 30.06.2013 möglich und kann nur bis zum 15. September 2013 ausgesprochen werden. Die Berechnung des jeweils maßgeblichen „Nettogewinns" bestimmt sich ausschließlich nach den Bestimmungen von Artikel 1 Ziffer 1.1 (e) D. und E. des Anteilskaufvertrages über die Geschäftsanteile an der KWICK! Community GmbH & Co. KG und der KWICK! Community Beteiligungs GmbH („**LIMITED PARTNER'S INTEREST AND SHARE PURCHASE AGREEMENT**") vom 30.09.2011.

4.3 Wünscht der Arbeitgeber ohne Vorliegen eines wichtigen Grundes dennoch eine vorzeitige Beendigung des Arbeitsverhältnisses, ist der Arbeitgeber verpflichtet, mit dem Arbeitnehmer eine Auflösungsvereinbarung zu treffen und an den Arbeitnehmer eine Abfindung zu zahlen. Hinsichtlich der Höhe der Abfindung vereinbaren die Parteien schon jetzt, dass diese mindestens dem Betrag entsprechen muss, den der Arbeitgeber bei Fortbestand des Arbeitsverhältnisses bis zum Ablauf der vereinbarten Mindestvertragslaufzeit an den Arbeitnehmer zu zahlen verpflichtet ist (volle bis zum Ablauf der vereinbarten Mindestvertragslaufzeit ausstehende Vergütung gemäß Ziffer 3.1.1 bis 3.1.3). In Ermangelung anderweitiger Vereinbarungen ist die Abfindung in einem Betrag binnen sieben (7) Tagen nach Wirksamwerden der Auflösungsvereinbarung an den Arbeitnehmer auf das in Ziffer **3.2** benannte Konto zu zahlen. Der Arbeitnehmer kann vom Arbeitgeber auch andere Zahlungstermine oder

Aufspaltungen der Zahlung verlangen. Die Parteien sind sich einig, dass eine Pflicht des Arbeitgebers zur Zahlung der Abfindung nach dieser Ziffer in allen Fällen einer wirksamen Beendigung des Arbeitsverhältnisses aufgrund eines wichtigen Grundes durch außerordentliche fristlose Kündigung nicht besteht.

4.4 Nach Ablauf der Mindestvertragslaufzeit kann das Arbeitsverhältnis mit einer Frist von sechs (6) Monaten zum Halbjahresende ordentlich gekündigt werden. Für die Rechtzeitigkeit der Kündigung ist das Datum des Zugangs maßgeblich.

4.5 Im Falle einer Kündigung ist der Arbeitgeber berechtigt, den Arbeitnehmer in der verbleibenden Zeit bis zum Ende des Arbeitsverhältnisses unter Fortzahlung seiner Vergütung von der Arbeit freizustellen, soweit besonders schutzwürdige und überwiegende Interessen des Arbeitgebers dies rechtfertigen. Die Freistellung erfolgt unter Anrechnung von etwa noch bestehenden Urlaubsansprüchen. Der Arbeitgeber kann die Freistellung nach Ablauf des Zeitraums, in dem der Urlaubsanspruch angerechnet wurde, jederzeit widerrufen.

4.6 Das Vertragsverhältnis endet in jedem Falle automatisch am Ende des Monats, in dem der Arbeitnehmer das gesetzliche Rentenalter erreicht hat.

4.7 Das Recht beider Parteien zur außerordentlichen Kündigung aus wichtigem Grund (Ziffer 4.2) bleibt unberührt. Jede Kündigung hat schriftlich zu erfolgen.

4.8 Vom Arbeitgeber überlassene Arbeits- und Geschäftsunterlagen sowie sonstige Arbeitsmittel hat der Arbeitnehmer mit Beendigung des Arbeitsverhältnisses unaufgefordert zurückzugeben. Ein diesbezügliches Zurückbehaltungsrecht des Arbeitnehmers ist ausgeschlossen.

5. Urlaub

5.1 Der Arbeitnehmer erhält dreißig (30) Arbeitstage Jahresurlaub pro Kalenderjahr. Arbeitstage sind alle Kalendertage mit Ausnahme von Samstagen, Sonntagen und gesetzlichen Feiertagen am Arbeitsort. Im Übrigen richtet sich der Urlaubsanspruch des Arbeitnehmers nach den gesetzlichen Bestimmungen (insb. Bundesurlaubsgesetz). Im ersten und letzten Jahr der Beschäftigung wird der Urlaub ggf. nur anteilig entsprechend der Beschäftigungsdauer in dem betreffenden Kalenderjahr gewährt.

5.2 Der Zeitpunkt des Urlaubs ist mit dem Arbeitgeber rechtzeitig vor dem gewünschten Urlaubsbeginn abzustimmen. Dabei hat der Arbeitnehmer auf die betrieblichen Erfordernisse des Arbeitgebers gebührend Rücksicht zu nehmen. Urlaubsantrag und Genehmigung erfolgen in Textform.

5.3 Ist im Zeitpunkt der Kündigung des Arbeitsverhältnisses der Urlaubsanspruch noch nicht erfüllt, ist der Urlaub, soweit dies unter Berücksichtigung betrieblicher Interessen möglich ist, während der Kündigungsfrist zu nehmen. Soweit der Urlaub aus

betrieblichen Gründen oder wegen Krankheit des Arbeitnehmers bis zum Ende des Arbeitsverhältnisses nicht in Natur gewährt werden kann, ist der Urlaub abzugelten.

5.4 Resturlaub des Vorjahres ist bis zum 31.03. abzubauen. Soweit bis zu diesem Zeitpunkt der Urlaubsanspruch aus dem Vorjahr aus betrieblichen Gründen oder aufgrund von Krankheit des Arbeitnehmers nicht erfüllbar war, wird der Urlaub abgegolten.

6. Nebentätigkeiten

6.1 Der Arbeitnehmer steht dem Arbeitgeber nicht ausschließlich zur Verfügung. Der Arbeitnehmer ist als Gesellschafter und Prokurist auch für das Unternehmen Jaumo GmbH („JAUMO") sowie für das Unternehmen Celebrity News UG / AG („PROMIFLASH") tätig. Art und Umfang der Tätigkeiten des Arbeitnehmers für JAUMO und PROMIFLASH sind dem Arbeitgeber bekannt und sind dem Arbeitnehmer auch künftig ausdrücklich im selben Umfang gestattet.

6.2 Die Ausübung darüber hinausgehender Nebentätigkeiten während der Dauer des Arbeitsverhältnisses ist dem Arbeitgeber rechtzeitig im Voraus in Textform (Brief, Fax, E-Mail) mitzuteilen. Der Arbeitgeber kann der Aufnahme solcher weiterer Nebentätigkeiten nur widersprechen, wenn die weitere Nebentätigkeit die Erfüllung der Pflichten des Arbeitnehmers und sonstige berechtigte Interessen des Arbeitgebers erheblich beeinträchtigt. Eine erhebliche Beeinträchtigung der Interessen des Arbeitgebers liegt nicht vor, soweit der Arbeitnehmer auch bei Ausübung weiterer Nebentätigkeiten seinen Verpflichtungen nach diesem Vertrag in vollem Umfang nachkommt.

7. Arbeitsverhinderung / Krankheit

7.1 Der Arbeitnehmer ist verpflichtet, dem Arbeitgeber jede Arbeitsverhinderung, deren voraussichtliche Dauer sowie deren Gründe unverzüglich mitzuteilen.

7.2 Im Falle einer Arbeitsverhinderung aufgrund von Krankheit hat der Arbeitnehmer dem Arbeitgeber die Arbeitsunfähigkeit und deren voraussichtliche Dauer ab dem zweiten (2.) Tag der krankheitsbedingten Abwesenheit durch eine ärztliche Bescheinigung (Attest) nachzuweisen. Das Attest ist dem Arbeitgeber spätestens am zweiten (2.) Tag nach dem Eintritt der krankheitsbedingten Verhinderung vorzulegen. Der Arbeitgeber ist darüber hinaus jederzeit berechtigt, den Nachweis der Arbeitsunfähigkeit durch ärztliches Attest ab dem ersten (1.) Krankheitstag zu verlangen. Dauert die krankheitsbedingte Arbeitsunfähigkeit länger als in der Bescheinigung angegeben, ist der Arbeitnehmer verpflichtet, dem Arbeitgeber vor Ablauf der attestierten Krankschreibung eine neue ärztliche Bescheinigung (Folge-Attest) vorzulegen.

7.3 Die Entgeltfortzahlung im Krankheitsfall bestimmt sich nach den jeweils geltenden gesetzlichen Bestimmungen.

7.4 Etwaige Schadenersatzansprüche des Arbeitnehmers gegen Dritte, welche die Krankheit oder sonstige Arbeitsunfähigkeit des Arbeitnehmers verursacht oder mitverursacht haben, tritt der Arbeitnehmer in Höhe der geleisteten Gehaltsfortzahlung bereits jetzt an den Arbeitgeber ab. Der Arbeitgeber nimmt diese Abtretung bereits jetzt an. Der Arbeitnehmer ist verpflichtet, dem Arbeitgeber die zur Durchsetzung der Ansprüche gegenüber Dritten erforderlichen Auskünfte unverzüglich zu erteilen und an der Durchsetzung der Ansprüche mitzuwirken.

8. Versicherung der Arbeitsfähigkeit

8.1 Der Arbeitnehmer versichert, dass er im Hinblick auf sein Aufgabengebiet und die ihm übertragenen Tätigkeiten arbeitsfähig ist, dass er zum Zeitpunkt der Einstellung an keiner ansteckenden Krankheit leidet, dass keine gesundheitlichen Beeinträchtigungen bestehen, durch welche die Eignung für die vorgesehene Tätigkeit auf Dauer oder in wiederkehrenden Abständen eingeschränkt ist, und dass auch sonstige Umstände, die der Arbeitsaufnahme oder Tätigkeit des Arbeitnehmers in absehbarer Zeit entgegenstehen (Operation, Kur etc.), oder sie wesentlich erschweren, nicht vorliegen.

8.2 Der Arbeitnehmer versichert, dass er nicht Schwerbehinderter im Sinne des Schwerbehindertengesetzes ist und auch keinen Antrag auf Anerkennung als Schwerbehinderter gestellt hat.

8.3 Der Arbeitnehmer versichert, dass er nicht vorbestraft und kein Strafverfahren gegen ihn eingeleitet ist.

9. Wettbewerbsverbot

9.1 Dem Arbeitnehmer ist es während der Dauer seiner Beschäftigung für den Arbeitgeber sowie für die Dauer von zwei (2) Jahren nach Beendigung des Anstellungsverhältnisses nicht gestattet, sich im unmittelbaren Geschäftsfeld des Arbeitgebers wirtschaftlich als Selbständiger, Berater, Arbeitnehmer, Mitarbeiter, Geschäftsführer oder Anteilsinhaber mit Einfluss auf die Geschäftsführung zu betätigen, und so unmittelbar oder mittelbar in Wettbewerb zum Arbeitgeber zu treten. Das Wettbewerbsverbot erstreckt sich auf alle Unternehmungen und Unternehmen, die ein General Interest Social Network mit Ausrichtung auf den deutschsprachigen Markt betreiben.

9.2 Jede anderweitige wirtschaftliche Betätigung des Arbeitnehmers außerhalb des vorstehend beschriebenen Wettbewerbsverbots ist dem Arbeitnehmer nach Maßgabe der Ziffer 6. ausdrücklich gestattet.

9.3 Die Tätigkeiten des Arbeitnehmers für JAUMO und PROMIFLASH (Ziffer 6.) sind nach dem übereinstimmenden Willen der Parteien ausdrücklich vom Wettbewerbsverbot ausgenommen..

10. Verschwiegenheitspflicht / Umgang mit geschäftlichen Daten

10.1 Der Arbeitnehmer ist verpflichtet, über seine Vergütung und sämtliche innerbetrieblichen Angelegenheiten, insbesondere über als solche gekennzeichnete oder erkennbare Geschäfts- und Betriebsgeheimnisse, gegenüber Außenstehenden und unbeteiligten Mitarbeitern und sonstigen Dritten absolutes Stillschweigen zu bewahren. Diese Verschwiegenheitsverpflichtung erstreckt sich auch auf Angelegenheiten verbundener Unternehmen und Kooperationspartner des Arbeitgebers. Der Arbeitnehmer wird darauf hingewiesen, dass der Verrat von Geschäfts- und Betriebsgeheimnissen nach dem Gesetz über den unlauteren Wettbewerb (§ 17 UWG) strafbar ist.

10.2 Von der vorstehenden Verschwiegenheitspflicht ausgenommen ist der Austausch von Informationen mit der Jaumo GmbH im Rahmen des wechselseitigen Technologietransfers und der Nutzung von Synergieeffekten bei (Weiter-) Entwicklung/Bugfixing der Plattformen von KWICK! und JAUMO und der (Weiter-) Entwicklung von Know-how im Bereich der optimalen Nutzung, Überwachung und Wartung der Server und der Netzinfrastruktur gemäß Ziffer 1.2 des zwischen KWICK! und der Jaumo GmbH geschlossenen Service-Vertrages vom28.03.2011.

10.3 Der Arbeitnehmer wird darauf hingewiesen, dass im Rahmen der Geschäftsabläufe personenbezogene Daten von Kunden des Arbeitgebers, Mitarbeitern und anderen Personen elektronisch erhoben und verarbeitet werden. Soweit der Arbeitnehmer im Rahmen seiner Tätigkeit Zugang zu solchen personenbezogenen Daten erhält, verpflichtet er sich, mit größter Sorgfalt mit diesen umzugehen, diese vor dem unbefugten Zugriff durch Dritte zu schützen sowie die Daten ausschließlich zu dem zur rechtmäßigen Aufgabenerfüllung gehörenden Zweck zu verwenden. Insbesondere ist es dem Arbeitnehmer untersagt, die Daten ohne Zustimmung des Arbeitgebers gegenüber Außenstehenden und unbeteiligten Mitarbeitern zu offenbaren, die Daten ohne Befugnis an Außenstehende und unbeteiligte Mitarbeiter weiterzugeben oder diesen zugänglich zu machen oder zu eigenen oder fremden Zwecken zu nutzen.

10.4 Die in dieser Ziffer geregelte Verschwiegenheitspflicht besteht auch nach Beendigung des Vertrages fort. Sie gilt nicht, wenn die betreffenden Daten der Öffentlichkeit bekannt oder allgemein zugänglich sind, oder wenn der Arbeitnehmer von Gesetzes wegen berechtigt oder verpflichtet ist, Angaben zu machen, zum Beispiel gegenüber dem Finanzamt, dem Arbeitsamt oder einer sonstigen staatlichen Stelle.

11. Kooperationspflichten des Arbeitnehmers

11.1 Der Arbeitnehmer ist verpflichtet, seine Arbeitskraft dem Arbeitgeber nach Maßgabe der Bestimmungen dieses Vertrages zu widmen, die Arbeitszeit pünktlich einzuhalten und nach bestem Vermögen an der Fortentwicklung des Betriebes sowie der Verbesserung aller Dienstleistungen und Organisationsverfahren aktiv und gewissenhaft mitzuarbeiten. Die Zusammenarbeit mit den Mitarbeitern soll kooperativ, umsichtig und verantwortlich sein. Der Arbeitnehmer hat ein gutes Arbeitsklima zu erhalten und zu fördern.

11.2 Der Arbeitnehmer ist verpflichtet, dem Arbeitgeber jede Änderung der persönlichen, steuerlichen bzw. versicherungsrechtlichen Verhältnisse, insbesondere jede Änderung von Anschrift und Konto-Verbindung, Steuer- und Versicherungsnummern, etc., unverzüglich in Textform (Brief, Fax, E-Mail) mitzuteilen.

11.3 Der Arbeitnehmer ist verpflichtet, auf Verlangen des Arbeitgebers an Fortbildungs- und Schulungsmaßnahmen teilzunehmen. Dies umfasst auch die Pflicht, an vorbereitenden Maßnahmen (Fragebögen, Tests etc.) teilzunehmen, die der Ermittlung des Fertigkeits- und Kenntnisstands des Arbeitnehmers dienen.

11.4 Die Annahme von Geschenken/Vergünstigungen jedweder Art von Dritten, insbesondere Geschäftspartnern des Unternehmens, ist dem Arbeitnehmer nicht gestattet. Er ist verpflichtet, dem Arbeitgeber jede derartige Andienung unverzüglich mitzuteilen.

11.5 Der Arbeitnehmer ist verpflichtet, ihm überlassene oder zur Verfügung gestellte Arbeitsmittel und -geräte pfleglich zu behandeln und dem Arbeitgeber über defekte Arbeitsmittel und -geräte unverzüglich Mitteilung zu machen.

12. Zugangsdaten, Nutzung von Computerarbeitsplätzen

12.1 Dem Arbeitnehmer bekannte, eigene oder fremde persönliche Daten, insbesondere Passwörter, Nutzernamen und anderweitige Zugangsdaten hat der Arbeitnehmer strikt vertraulich zu behandeln und so aufzubewahren, dass Dritte davon keine Kenntnis erlangen können.

12.2 Hat der Arbeitnehmer Grund zu der Annahme, dass Dritte von derartigen Daten Kenntnis erlangt haben oder derartige Daten unberechtigt nutzen, hat er den Arbeitgeber davon unverzüglich in Textform in Kenntnis zu setzen und dem Arbeitgeber sämtliche vorhandenen Anhaltspunkte und Belege für einen solchen Gebrauch zu übermitteln.

13. Arbeitnehmerdaten

Der Arbeitnehmer willigt darin ein, dass seine eigenen personenbezogenen Daten für die Zwecke der Durchführung des Arbeitsvertrages und der Personalverwaltung vom Arbeitgeber erhoben, gespeichert, verarbeitet und genutzt werden. Zu diesem Zweck darf der Arbeitgeber die personenbezogenen Daten auch an Dritte (z.B. Steuerberater, Sozialversicherungsträger, etc.) weitergeben. Im Übrigen gibt der Arbeitgeber diese Daten nur an Dritte weiter, soweit der Arbeitnehmer seine Einwilligung erklärt hat oder eine gesetzliche Verpflichtung zur Weitergabe besteht.

14. Eigentum und Nutzungsrechte an Arbeitsergebnissen

14.1 Sämtliche Arbeitsergebnisse des Arbeitnehmers einschließlich ihrer jeweiligen Vorstufen stehen ab dem Zeitpunkt ihrer Entstehung, spätestens jedoch bei Übergabe, dem Arbeitgeber und der Jaumo GmbH zu. Soweit der Arbeitnehmer seine vertragsgegenständliche Tätigkeit nicht in den Geschäftsräumen des Arbeitgebers ausübt, sondern zu Hause oder an anderen Orten, ist der Arbeitnehmer verpflichtet, vorgenannte Arbeitsergebnisse umgehend nach Fertigstellung an den Arbeitgeber zu übermitteln.

14.2 Soweit der Arbeitnehmer urheberrechtsschutzfähige Werke oder sonstige schutzfähige Arbeitsergebnisse in Erfüllung, anlässlich oder gelegentlich der Erfüllung seiner Verpflichtungen aus dem vertragsgegenständlichen Arbeitsverhältnis schafft, überträgt er dem Arbeitgeber bereits hiermit sämtliche nicht ausschließlichen, inhaltlich, zeitlich und räumlich unbeschränkten und auf Dritte übertragbaren Veröffentlichungs-, Nutzungs-, Verwertungs- und Bearbeitungsrechte an allen urheber-, marken-, geschmacksmuster- oder gebrauchsmusterrechtlich oder nach sonstigen Schutzrechten schutzfähigen Arbeitsergebnissen zur umfassenden und unbeschränkten Nutzung des Arbeitgebers in allen bekannten und unbekannten Medien und Nutzungsformen. Dazu gehört insbesondere das Recht, Abänderungen, Übersetzungen, Bearbeitungen oder andere Umgestaltungen vorzunehmen, die Leistungsergebnisse und deren Vorstufen, Entwürfe, Zwischenergebnisse etc. im Original oder in abgeänderter, übersetzter, bearbeiteter oder umgestalteter Form in einem beliebigen Medium und auf beliebigen Datenträgern digital, in körperlicher oder in unkörperlicher Form zu verbreiten, insbesondere nicht-öffentlich und öffentlich wiederzugeben, auch durch Bild-, Ton- und sonstige Informationsträger, das Recht zur Nutzung, Bereitstellung und Verwertung im Internet, in Datennetzen und Online-Diensten einschließlich des Rechts, die Ergebnisse den Nutzern der vorgenannten Netze und Dienste zum Abruf und zum Herunterladen zur Verfügung zu stellen, sowie das Recht, die Ergebnisse auf Computern und anderen datenverarbeitenden Anlagen zu nutzen und durch Dritte nutzen zu lassen. Die Rechteübertragung umfasst auch das Recht, Dritten - mit Ausnahme der Jaumo GmbH - die Nutzung der schutzfähigen Leistungsergebnisse zu untersagen. Die Übertragung der vorgenannten Rechte umfasst die Erlaubnis zur Bearbeitung und Weiterübertragung / Lizenzvergabe an Dritte im In- und Ausland. Der Arbeitgeber nimmt diese Übertragung an, ist jedoch nicht zur Ausübung der ihm übertragenen Nutzungsrechte verpflichtet.

14.3 Vorgenannte Rechteübertragungen sind mit der Vergütung des Arbeitnehmers vollumfänglich abgegolten.

14.4 Der Arbeitnehmer versichert, dass er über die Rechte, die er dem Arbeitgeber einräumt, tatsächlich verfügen kann und nicht bereits in einer Weise anderweitig - zu eigenem oder fremdem Nutzen - verfügt hat oder verfügen wird, die der Nutzung durch den Arbeitgeber entgegenstehen. Die Nutzung der Arbeitsergebnisse durch die Jaumo GmbH ist dem Arbeitgeber bekannt; er erklärt sich damit ausdrücklich einverstanden. Wird der Arbeitgeber im Hinblick auf die hier geregelten Arbeitsergebnisse von Dritten wegen einer Schutzrechtsverletzung in Anspruch genommen, stellt der Arbeitnehmer den Arbeitgeber insoweit auf erstes Anfordern von allen diesbezüglichen Ansprüchen Dritter frei.

14.5 Dem Arbeitnehmer ist die gewerbliche Nutzung der in dieser Ziffer geregelten Werke ohne Zustimmung des Arbeitgebers zu eigenen Zwecken weder während des Bestehens noch nach Ende des Arbeitsverhältnisses gestattet. Ausgenommen hiervon ist ausdrücklich das Recht des Arbeitnehmers, diese Arbeitsergebnisse der Jaumo GmbH vollumfänglich zur allumfassenden Nutzung zu überlassen.

15. Reisekosten / Auslagen

Sofern der Arbeitnehmer mit angemessenen und erforderlichen Auslagen (z. B. Reisekosten) in Vorleistung tritt, erstattet der Arbeitgeber dem Arbeitnehmer diese Auslagen im Rahmen der steuerlich zulässigen Höchstsätze gegen Vorlage einer ordnungsgemäßen Abrechnung, der die Originalbelege beizufügen sind.

16. Nutzung von Firmenfahrzeugen ohne gesonderten Dienstwagenvertrag

16.1 Der Arbeitgeber stellt dem Arbeitnehmer ein Firmenfahrzeug zur alleinigen Nutzung nach Maßgabe der folgenden Bestimmungen zur Verfügung:

- Der bislang auf den Arbeitnehmer persönlich laufende Leasingvertrag (**allen Beteiligten bekannt**) wird zum 01.07.2011 vom Arbeitnehmer auf den Arbeitgeber überschrieben.
- Der Arbeitgeber tritt mit Wirkung zum 01.07.2011 anstelle des Arbeitnehmers in diesen Leasingvertrag ein und übernimmt mit Wirkung zum 01.07.2011 alle daraus resultierenden Rechte und Pflichten gegenüber dem Leasinggeber. Der Arbeitgeber übernimmt mit Wirkung zum 01.07.2011 insbesondere sämtliche Kosten des Firmenfahrzeugs des Arbeitnehmers (alle laufenden Kosten einschließlich Kosten für Verbrauch, Versicherung, Steuern, Reparaturen, Inspektionen, Kaskoversicherung, Selbstbeteiligung, etc.).
- Bei Ablauf des Leasingvertrages ist der Arbeitgeber verpflichtet, dem Arbeitnehmer ein neues Firmenfahrzeug gleicher Klasse, Größe, Ausstattung, etc. nach Auswahl des Arbeitnehmers zur alleinigen Nutzung zur Verfügung zu stellen. Ein

Firmenfahrzeug einer kleineren Klasse und/oder mit geringerer Ausstattung ist ausgeschlossen.

- Der Arbeitnehmer ist berechtigt, ein Fahrzeuge einer höheren Klasse und/oder mit besserer Ausstattung zu verlangen. In diesem Fall hat der Arbeitnehmer diejenigen Mehrkosten selbst zu tragen, die aus der Wahl des Fahrzeugs einer höheren Klasse und/oder mit besserer Ausstattung nachweislich resultiert.
- Der Arbeitnehmer ist berechtigt, das Firmenfahrzeug auch privat zu nutzen und das Firmenfahrzeug seinem Ehepartner zu überlassen.
- Die private Nutzung des Firmenfahrzeugs versteuert der Arbeitnehmer im Wege der sog. 1%-Regelung; alternativ steht es dem Arbeitnehmer frei, den Umfang der tatsächlichen privaten Nutzung mittels Führung eines Fahrtenbuchs nachzuweisen.

16.2 Der Arbeitnehmer ist berechtigt, jedoch nicht verpflichtet, ein Fahrtenbuch zu führen.

16.3 Dem Arbeitnehmer ist das Führen des Firmenfahrzeugs nur gestattet, wenn er im Besitz einer gültigen Fahrerlaubnis ist, die ihn zum Führen eines Fahrzeugs der entsprechenden Führerscheinklasse berechtigt, und gegen ihn kein Fahrverbot verhängt ist.

16.4 Der Arbeitnehmer ist verpflichtet, das Firmenfahrzeug schonend und umsichtig zu fahren und die Verkehrsvorschriften einzuhalten. Eine Benutzung des Firmenfahrzeugs nach dem Genuss alkoholischer Getränke, der Einnahme berauschender Mittel oder bewusstseinseinschränkender Medikamente ist strikt untersagt.

16.5 Der Arbeitnehmer ist verpflichtet, nach einem Unfall-, Brand-, Diebstahl-, Wild- oder sonstigen Fahrzeugschaden unverzüglich die Polizei zu verständigen. Dies gilt auch bei Unfällen ohne Mitwirkung Dritter. Ansprüche von Unfallbeteiligten dürfen nicht anerkannt werden. Der Arbeitnehmer verpflichtet sich ferner, den Arbeitgeber bei der Verfolgung von Ansprüchen oder der Abwehr von Ansprüchen in allen in dieser Ziffer 17. geregelten Fällen nach bestem Wissen und Gewissen zu unterstützen und dem Arbeitgeber sämtliche ihm bekannten Daten, Namen, Anschriften, Beteiligte, Kfz-Kennzeichen, polizeiliche Aktenzeichen, Zeugen, etc. in Textform (Brief, Fax, E-Mail) zur Verfügung zu stellen.

17. Verfall- / Ausschlussfristen

Die Parteien müssen Ansprüche aus dem Arbeitsverhältnis spätestens innerhalb von sechs (6) Monaten nach ihrer Fälligkeit in Textform (Brief, Fax, E-Mail) geltend machen und im Falle des Schweigens oder der Ablehnung durch die Gegenseite innerhalb von sechs (6) weiteren Monaten gerichtlich geltend machen. Andernfalls erlöschen sie. Für Ansprüche aus unerlaubter Handlung sowie wegen einer grob fahrlässigen oder vorsätzlichen Verletzung einer Vertragspflicht gelten uneingeschränkt die gesetzlichen Bestimmungen.

18. Schlussbestimmungen

18.1 Sämtliche zwischen den Vertragsparteien vor Abschluss dieses Vertrages etwa getroffenen Vereinbarungen betreffend das Arbeitsverhältnis treten mit Abschluss dieses Vertrages außer Kraft.

18.2 Sind oder werden einzelne Bestimmungen dieses Vertrages unwirksam, so bleibt die Gültigkeit des Vertrages im Übrigen unberührt. Ungültige Bestimmungen gelten einvernehmlich als durch solche ersetzt, die unter Berücksichtigung der Interessenlage beider Parteien den gewünschten wirtschaftlichen Zweck zu erreichen am besten geeignet sind. Entsprechendes gilt für die Ausfüllung von Lücken, die sich in diesem Vertrag etwa herausstellen könnten.

18.3 Nebenabreden wurden keine getroffen. Änderungen und Ergänzungen dieses Vertrages bedürfen zu ihrer Rechtswirksamkeit der Schriftform. Das gleiche gilt für eine Abbedingung dieser Schriftformklausel.

18.4 Der Vertrag unterliegt dem Recht der Bundesrepublik Deutschland mit Ausnahme der Regelungen des internationalen Privatrechts (IPR).

18.5 Erfüllungsort ist Weinstadt. Soweit Gerichtsstandsvereinbarungen zulässig sind, wird Weinstadt als ausschließlicher Gerichtsstand vereinbart.

Weinstadt, den ________________

Weinstadt, den ________________

____

KWICK! Community GmbH & Co. KG
v. d. KWICK! Community Beteiligungs-GmbH
diese v. d. Kiwibox.Com, Inc.
diese v. d. President und CEO André Scholz

____

Benjamin ROTH

Annex 4
zur Urkunde vom 30.09.2011, UR.Nr. 2506/2011 Z des Notars Dr. Zagst in Stuttgart:

I.
Gesellschafterversammlung

Unter Verzicht auf die Einhaltung sämtlicher Frist- und Formvorschriften wird heute eine Gesellschafterversammlung der GmbH unter der Firma

KWICK!COMMUNITY Beteiligungs-GmbH,

Sitz: Weinstadt,

abgehalten; einstimmig wird beschlossen:

Die Gesellschafter stimmen hiermit der Geschäftsanteilsübertragung des Geschäftsanteils Nr. 1 über € 13.750,-- des Herrn Jens Kammerer sowie Nr. 2 über € 11.250,-- des Herrn Benjamin Roth an die Kiwibox.com. Inc., Sitz: New York, ausdrücklich zu.

Hierauf wurde die Gesellschafterversammlung geschlossen.

Stuttgart, den 30. September 2011

Die Gesellschafter:

....
Jens Kammerer

....
Benjamin Roth

II.
Zustimmungserklärung

Die Gesellschaft, die GmbH unter der Firma KWICK!COMMUNITY Beteiligungs-GmbH, Sitz: Weinstadt stimmt hiermit der Geschäftsanteilsübertragung der Geschäftsanteile Nr. 1 über € 13.750,-- des Herrn Jens Kammerer sowie Nr. 2 über € 11.250,-- des Herrn Benjamin Roth an die Kiwibox.com. Inc., Sitz: New York, ausdrücklich zu.

Stuttgart, den 30. September 2011

für die GmbH unter der Firma KWICK!COMMUNITY Beteiligungs- GmbH, Sitz: Weinstadt

d. Geschäftsführer

....

Jens Kammerer

SECRETARY'S CERTIFICATE
of
KIWIBOX.COM.INC.

	The undersigned, being the duly appointed, qualified, and acting Company Secretary and custodian of the company records of
KIWIBOX.COM, INC.	
	with its principal place of business at
330 West 38th Street, Suite 1602 **New York, New York 10018**	
	a company duly organized and validly existing under the laws of the state of Delaware, USA, (hereinafter referred to as the "Company"), and as such custodian having possession of the records of the Company, hereby certifies, having viewed said records, that true and accurate copies of (A) the Certificate of Incorporation of the Company and all amendments thereto, certified by the Secretary of State of the State of Delaware and (B) the Bylaws of the Company are attached to this Secretary's Certificate.
	This Secretary's Certificate is executed in English with the signature of the Company Secretary and the Company's seal.

Craig S. Cody, Secretary

Dated: September 27 2011

Sworn to before me this 27 day of September, 2011

Notary Public

DEBRA REED
Notary Public State of New York
Qualified in New York County
Reg No. 01RE6034045
My Comm Expires 1/9/14

SECRETARY'S CERTIFICATE
of
KIWIBOX.COM.INC.

The undersigned, being the duly appointed, qualified, and acting Company Secretary and custodian of the company records of

KIWIBOX.COM, INC.

with its principal place of business at

330 West 38th Street, Suite 1602
New York, New York 10018

a company duly organized and validly existing under the laws of the state of Delaware, USA, (hereinafter referred to as the "Company"), and as such custodian having possession of the records of the Company, hereby certifies, that the following Resolution is a true and accurate copy of the Resolution adopted by the Board of Directors of the Company pursuant to Unanimous Written Consent of the Board of Directors, dated September 27, 2011:

1. RESOLVED, that the President and Chief Executive Officer of the Company, Andre Scholz, is hereby authorized to execute and deliver the Limited Partner's Interest and Share Purchase Agreement, by and between the Company and Jens Kammerer and Benjamin Roth, to acquire all of their ownership interests in Kwick! Community GmbH & Co, KG, a private German Limited Partnership, and its General Partner, Kwick! Community Beteiligungs GmbH (the "Kwick Agreement"), as well as the terms and provisions of any and all Collateral Agreements associated with the Kwick Agreement, including but not limited to the employment agreements with Jens Kammerer and Benjamin Roth and the "Service Agreement", covering the JAUMO website and business which he, in the exercise of his discretion and judgment, determines are in the best interests of the Company and its shareholders, and he is further authorized to execute and deliver the Kwick Agreement and the Collateral Agreements, including but not limited to the employments agreements, the "Service Agreement" and such other collateral and ancillary agreements on behalf of the Company, and to take any further measures and actions as he deems necessary and appropriate to consummate the transactions described in these contracts on or about September 28, 2011 through October 10, 2011.

This Secretary's Certificate is executed in English with the signature of the Company Secretary and the Company's seal.

Craig S. Cody, Secretary

Dated: September 27, 2011

Sworn to before me this 27 day of September, 2011

Notary Public

DEBRA REED
Notary Public State of New York
Qualified in New York County
Reg No. 01RE6034045
My Comm Expires 1/9/14

Translation Services USA LLC
545 Eighth Avenue, 12th Floor, New York, NY 10018
Phone: (800) 790-3680, Fax: (212) 537-6674

Translated from German

In **Deutschland** verwendet zu werden

MINISTER BEGLAUBIGUNG
VON
KIWIBOX.COM, INC.

The undersigned, being the duly appointed, qualified, and acting Company Secretary and custodian of the company records of	Der Unterzeichnete ist der wirksam bestellte, qualifizierte und amtierende *Gesellschaftssekretär* und offizielle Verwalter der Gesellschaftsunterlagen der
KIWIBOX.COM, INC.	
with its principal place of business at	mit Geschäftssitz in
330 West 38th Street, Suite 1602 New York, New York 10018	
a company duly organized and validly existing under the laws of the state of **Delaware**, USA, (hereinafter referred to as the "Company"), and as such custodian having a possession of the records of the Company, hereby certifies, having viewed said records, that	eine nach dem Recht des Staates Delaware, USA, ordnungsgemäß errichtete und rechtswirksam bestehende Gesellschaft (nachfolgend die "Gesellschaft" genannt). Er bestätigt aufgrund seines Amtes und nachdem er die Gesellschaftsunterlagen eingesehen hat, in deren Besitz er aufgrund seines Amtes ist, dass
ANDRE SCHOLZ	
is the duly appointed, qualified and acting President and Chief Executive Officer of the Company and as such is duly authorized to solely represent the Company.	der bestellte, qualifizierte und handelnde Vorstand und Geschäftsführer der Gesellschaft ist und als solcher ist er berechtigt, die Gesellschaft allein zu vertreten.
This Secretary's Certificate is executed in English and German languages. In case of any discrepancies, the German version will prevail.	Diese Seketär Geblaubigung ist in englischer und deutscher Sprächen ausgestellt. Im Falle von Abweichungen ist die deutsche Sprache Fassung maßgebend.
Executed with the signature and seal of the Company's Secretary and the Company's Seal.	Durchgeführt mit der Unterzeichnung von dem Gesellschaftssekretär und der Gesellschatfsstempel.
State of New York 877368 County of New York I, NORMAN GOODMAN, County Clerk and Clerk of the Supreme aCourt of the State of New York, in and for the County of New York, a Court of Record, having by law a seal, DO HEREBY CERTIFY pursuant to the Executive Law of the State of New York, that DEBRA REED, whose name is subscribed to the annexed affidavit, deposition, certificate or acknowledgement or proof, was at the time of taking the same a NOTARY PUBLIC in and for the State of New York duly commissioned, sworn and qualified to act as such; that pursuant to law, a commission or a certificate of his offical character, with his autograph signature has been givenin my office; that at the time of taking such proof, acknowledgement or oath, he was duly authorized to take the same; that I am well acquainted with the handwriting of such NOTARY PUBLIC or have compared the signature on the annexed instrument with his autograph signature deposited in my office, and I believe that such signature is genuine. IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal. SEPTEMBER 27th, 2011. (Illegible signature) County Clerk and Clerk of the Supreme Court, New York County	Staates New York 857746 Kreis von New York ICH, NORMAN GOODMAN, Kreisbeamter und Urkundsbeatmer des Höchstgericht des Staates New York, in und für des Staates New York, ein Buchführen Gericht, durch Gesetz eine Dichtung habend, gemäß dem Executivgesetz des Staates New York HIERMIT BEGLAUBIGT daß DEBRA REED, dessen Name zum eingegliederten Versicherung, Ablage, Bescheinigung, Bestätigung oder Beweis unterzeichnet ist, zur Zeit des Nehmens einer ÖFFENTLICHER NOTAR was in und für des Staates New York beauftragte ordnungsgemäß, geschworen und qualifiziert um als so aufzutreten; das gemäß der Gesetz, einer Kommission oder einer Bescheinigung seines amtlichen Charakters, mit seiner authograph Unterzeichnung ist bei meinem Büro gewesen; das zur Zeit von nehmes dieses Beweis, Bestätigung oder Eid, wurde er ordnungsgemäß berechtigt, die selben zu nehmen; dass ich gut die Handschrift solcher ÖFFENTLICHER NOTAR kenne oder die Unterzeichnung auf dem eingegliederten Instrument mit seiner autographischen Unterzeichnung verglichen habe, die in meinem Büro niedergelegt wird, und hierbei glauben dass solche Unterschrift echt ist. ZU URKUND DESSEN habe ich hereunto meine Hand hinzufügte meine amtliche Stempel eingestellt. 21. September 2011. (Unlesbare Unterschrift) Kreisbeamter und Urkundsbeatmer des Höchstgericht des Kreises New York

Translation Services USA LLC
545 Eighth Avenue, 12th Floor, New York, NY 10018
Phone: (800) 790-3680, Fax: (212) 537-6674

Translation Certification

Translation of "Legal Document" from German **to English language**

We, Translation Services USA LLC, a professional translation company, hereby certify that the above-mentioned document has been translated by an experienced and qualified professional translator and that, in our best judgment, the translated text truly reflects the content, meaning, and style of the original text and constitutes in every respect a correct and true translation of the original document.

This is to certify the correctness of the translation only. We do not guarantee that the original is a genuine document, or that the statements contained in the original document are true. Further, Translation Services USA LLC assumes no liability for the way in which the translation is used by the customer or any third party, including end users of the translation.

A copy of the translation is attached to this certification.

Matthew Bramowicz, Customer Experience Associate
Translation Services USA LLC
Dated: September 26, 2011

MOHAMMAD AL AMIN
Notary Public - State of New York
NO. 01AL6221537
Qualified in Queens County
My Commission Expires 5/03/2014

Notarization:

Sworn and subscribed before me this date September 26, 2011

__________, Manhattan, New York
(Notary Public)

Translation Services USA LLC
545 Eighth Avenue, 12th Floor, New York, NY 10018
Phone: (800) 790-3680, Fax: (212) 537-6674

Translated from English

Apostille

(Haager Konvention von 5. Oktober 1961)

1. Land: **Vereignete Staaten von Amerika**

Dieses amtliches Dokument

2. ist durch **Norman Goodman** unterzeichnet worden

3. in seiner Eigenschaft als **Kreisbeamter**

4. trägt den Siegel/den Stempel des Kreises **New York**

Beglaubigt

5. In New York, New York 6. Am 27. September 2011

7. durch speziellen Vize-Außenminister, Staates New York

8. Nr. NYC-603A

9. Stempel/Siegel 10. Unterschrift

[*Gummistempel*:
Staat von New York
(Schild)
Außenministerium]

(Unlesbar Unterschrift)
Sandra J. Tallman
speziellen Vize-Außenminister

04135595.RSL (REV: 25.8.2010)

Translation Services USA LLC
545 Eighth Avenue, 12th Floor, New York, NY 10018
Phone: (800) 790-3680, Fax: (212) 537-6674

Translation Certification

Translation of "Legal Document" from English to German **language**

We, Translation Services USA LLC, a professional translation company, hereby certify that the above-mentioned document has been translated by an experienced and qualified professional translator and that, in our best judgment, the translated text truly reflects the content, meaning, and style of the original text and constitutes in every respect a correct and true translation of the original document.

This is to certify the correctness of the translation only. We do not guarantee that the original is a genuine document, or that the statements contained in the original document are true. Further, Translation Services USA LLC assumes no liability for the way in which the translation is used by the customer or any third party, including end users of the translation.

A copy of the translation is attached to this certification.

Elisha Persaud, Customer Experience Associate
Translation Services USA LLC
Dated: September 19, 2011

Notarization:

Sworn and subscribed before me this date September 19, 2011

__________, Manhattan, New York
(Notary Public)

Leonardo Colon
Notary Public
State of New York
Qualified in Queens County
No. 01CO6194918
Commission Expires: 10-14-2013

Apostille

(Convention de La Haye du 5 Octobre 1961)

1. Country: **United States of America**

This public document

2. has been signed by **Norman Goodman**
3. acting in the capacity of **County Clerk**
4. bears the seal/stamp of the county of **New York**

Certified

5. At New York, New York 6. the 27th day of September 2011
7. by Special Deputy Secretary of State, State of New York
8. No. NYC-603A
9. Seal/Stamp 10. Signature


STATE OF NEW YORK
DEPARTMENT OF STATE
EXCELSIOR

Sandra J. Tallman

Sandra J. Tallman
Special Deputy Secretary of State

04135595.RSL (REV. 8/25/2010)

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "KIWIBOX.COM, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-SEVENTH DAY OF SEPTEMBER, A.D. 2011.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "KIWIBOX.COM, INC." WAS INCORPORATED ON THE NINETEENTH DAY OF APRIL, A.D. 1988.

2158210 8300

111044366

You may verify this certificate online at corp.delaware.gov/authver.shtml

SECRETARY OF STATE · DELAWARE · 1776 · 1793

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9055506

DATE: 09-27-11

Apostille

(Convention de La Haye du 5 Octobre 1961)

1. Country: **United States of America**

   This public document

2. has been signed by **Norman Goodman**

3. acting in the capacity of **County Clerk**

4. bears the seal/stamp of the county of **New York**

Certified

5. At New York, New York   6. the 27th day of September 2011

7. by Special Deputy Secretary of State, State of New York

8. No. NYC-603A

9. Seal/Stamp   10. Signature


STATE OF NEW YORK
DEPARTMENT OF STATE
EXCELSIOR

Sandra J. Tallman
Special Deputy Secretary of State

State of New York
County of New York, } ss.:

877368

Form 1

I, NORMAN GOODMAN, County Clerk and Clerk of the Supreme Court of the State of New York, in and for the County of New York, a Court of Record, having by law a seal, DO HEREBY CERTIFY pursuant to the Executive Law of the State of New York, that

Debra Reed

whose name is subscribed to the annexed affidavit, deposition, certificate of acknowledgment or proof, was at the time of taking the same a NOTARY PUBLIC in and for the State of New York duly commissioned, sworn and qualified to act as such; that pursuant to law, a commission or a certificate of his official character, with his autograph signature has been filed in my office; that at the time of taking such proof, acknowledgment or oath, he was duly authorized to take the same; that I am well acquainted with the handwriting of such NOTARY PUBLIC or have compared the signature on the annexed instrument with his autograph signature deposited in my office, and I believe that such signature is genuine.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal this SEP 27 2011

FEE PAID $3.00

Norman Goodman

County Clerk and Clerk of the Supreme Court, New York County

TO BE USED IN Germany

SECRETARY'S CERTIFICATE
of
KIWIBOX.COM.INC.

Der Unterzeichnete ist der wirksam gewählte oder bestellte, qualifizierte und amtierende *Company Secretary* und offizielle Verwalter der Gesellschaftsakten der	The undersigned, being the duly appointed, qualified, and acting Company Secretary and custodian of the company records of
KIWIBOX.COM, INC.	
mit dem Geschäftssitz in	with its principal place of business at
330 West 38th Street, Suite 1602 New York, New York 10018	
eine nach dem Recht des Staates **Delaware,** USA, ordnungsgemäß errichtete und rechtswirksam bestehende Gesellschaft (nachfolgend die "Gesellschaft" genannt). Er bestätigt aufgrund seines Amtes und nachdem er die Gesellschaftsakten eingesehen hat, in deren Besitz er aufgrund seines Amtes ist, dass	a company duly organized and validly existing under the laws of the state of Delaware, USA, (hereinafter referred to as the "Company"), and as such custodian having a possession of the records of the Company, hereby certifies, having viewed said records, that
ANDRE SCHOLZ	
der wirksam gewählte oder bestellte qualifizierte und handelnde *Operating Officer* der Gesellschaft und als solcher berechtigt ist, die Gesellschaft allein zu vertreten.	is the duly appointed, qualified and acting President and Chief Executive Officer of the Company and as such is duly authorized to solely represent the Company.
Dieses *Secretary's Certificate* ist in englischer und deutscher Sprache ausgestellt. Im Falle von Abweichungen ist die deutsche Sprache maßgebend.	This Secretary's Certificate is executed in English and German languages. In the case of discrepancies, the German language shall control.
Von dem *Company Secretary* ausgefertigt und mit dem Siegel der Gesellschaft versehen	Executed with the signature of the Company Secretary and the Company's seal

Craig S. Cody, Secretary
Sekretär der Gesellschaft

Dated: September 27, 2011

Beglaubigt durch das Generalkonsulat der Bundesrepublik Deutschland	

oder beglaubigt durch Notar mit Apostille

Sworn to before me this 27 day of September, 2011

Notary Public

DEBRA REED
Notary Public State of New York
Qualified in New York County
Reg No. 01RE6034045
My Comm Expires 1/9/14